UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
INTERDIGITAL, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

InterDigital, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 11, 2025

TO THE SHAREHOLDERS OF INTERDIGITAL, INC.:

We are pleased to invite you to attend our 2025 annual meeting of shareholders, which will be held on Wednesday, June 11, 2025, at 2:00 PM Eastern Time. This year’s annual meeting will be held as a virtual meeting. You will be able to attend and participate in the annual meeting online via a live webcast by visiting www.virtualshareholdermeeting.com/IDCC2025. In addition to voting by submitting your proxy prior to the annual meeting, you also will be able to vote your shares electronically during the annual meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. At the annual meeting, the holders of our outstanding common stock will act on the following matters:

1.	Election of the eight director nominees named in the proxy statement, each for a term of one year;

2.	Adoption and approval of our 2025 Equity Incentive Plan;

3.	Advisory resolution to approve executive compensation;

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025; and

5	Such other business as may properly come before the annual meeting.

We are pleased to be using the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders primarily over the Internet. We believe that this process expedites shareholders’ receipt of the proxy materials, lowers the costs of the annual meeting and helps to conserve natural resources. We also believe that hosting a virtual meeting enables participation by more of our shareholders in our annual meeting while lowering the cost of conducting the meeting. Shareholders attending the virtual meeting will be afforded substantially the same rights and opportunities to participate as they would at an in-person meeting. On or about April 25, 2025, we began mailing our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2025 proxy statement and 2024 annual report, and how to vote online. The Notice also includes instructions on how to request a paper copy of the proxy materials, including the notice of annual meeting, 2025 proxy statement, 2024 annual report and proxy card.

All holders of record of shares of our common stock (Nasdaq: IDCC) at the close of business on April 16, 2025 are entitled to vote at the annual meeting and at any postponements or adjournments of the annual meeting. Your vote is important. Regardless of whether you plan to attend the annual meeting, please cast your vote as instructed in the Notice as promptly as possible. Alternatively, if you wish to receive paper copies of your proxy materials, including the proxy card, please follow the instructions in the Notice. Once you receive paper copies of your proxy materials, please complete, sign, date and promptly return the proxy card in the postage-prepaid return envelope provided, or follow the instructions set forth on the proxy card to vote your shares over the Internet or by telephone. Your prompt response is necessary to ensure that your shares are represented at the annual meeting. Voting by Internet, telephone or mail will not affect your right to vote at the annual meeting if you decide to attend the virtual meeting through www.virtualshareholdermeeting.com/IDCC2025. If you are a shareholder who holds stock in a brokerage account (a “street name” holder), you will receive instructions from the holder of record, which you must follow in order for your shares to be voted. Certain of these institutions offer Internet and telephone voting.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

The annual meeting will be held as a virtual meeting and begin promptly at 2:00 PM Eastern Time. In order to attend and participate in the annual meeting, you will need to visit www.virtualshareholdermeeting.com/IDCC2025 and follow the instructions that are included in the Notice, on your proxy card or in the voting instructions accompanying your proxy materials. You will also need the 16-digit control number provided therein. Online check-in will begin at 1:30 PM Eastern Time. Please allow sufficient time to complete the online check-in process.

By Order of the Board of Directors,

JOSHUA D. SCHMIDT

Chief Legal Officer and Corporate Secretary

April 25, 2025

Wilmington, Delaware

INTERDIGITAL, INC.

200 Bellevue Parkway, Suite 300

Wilmington, Delaware 19809-3727

PROXY STATEMENT

This proxy statement contains information relating to our annual meeting of shareholders to be held on Wednesday, June 11, 2025, at 2:00 PM Eastern Time, and at any postponements or adjournments thereof. This year’s annual meeting of shareholders will be held as a virtual meeting. Shareholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the annual meeting online via a live webcast by visiting www.virtualshareholdermeeting.com/IDCC2025. In addition to voting by submitting your proxy prior to the annual meeting, you also will be able to vote your shares electronically during the annual meeting. Your proxy for the annual meeting is being solicited by our Board of Directors (the “Board”).

INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our shareholders primarily via the Internet, rather than mailing printed copies of these materials to each shareholder. We believe that this process will expedite shareholders’ receipt of the proxy materials, lower the costs of the annual meeting and help to conserve natural resources. On or about April 25, 2025, we began mailing to each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive the Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders

to be Held on June 11, 2025:

The Notice of Meeting and Proxy Statement and 2024 Annual Report are available at

http://ir.interdigital.com/FinancialDocs.

ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice provided with this proxy statement, including the election of directors, the approval of the 2025 Equity Incentive Plan, the advisory resolution to approve executive compensation, the ratification of the appointment of our independent registered public accounting firm, and such other business as may properly come before the annual meeting.

Who may attend the annual meeting?

You are entitled to participate in the annual meeting only if you were a shareholder of record as of the close of business on April 16, 2025 or if you hold a valid proxy for the annual meeting. As noted above, this year’s annual meeting will be held as a virtual meeting that you may attend online via a live webcast by visiting www.virtualshareholdermeeting.com/IDCC2025. Shareholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to attend and participate in the annual meeting, you will need to visit www.virtualshareholdermeeting.com/IDCC2025 and follow the instructions that are included in the Notice, on your proxy card or in the instructions accompanying your proxy materials. You will be required to complete an online check-in process, for which you will need the 16-digit control number provided on your Notice, your proxy card or the instructions accompanying your proxy materials. If you do not have your control number, you will not be able to join the annual meeting, vote at the annual meeting or ask questions. Online check-in will begin at 1:30 PM Eastern Time, and the annual meeting will begin promptly at 2:00 PM Eastern Time. Please allow sufficient time to complete the online check-in process.

Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership and how to obtain any information you may need, are posted at www.virtualshareholdermeeting.com/IDCC2025.

Who is entitled to vote at the annual meeting?

Only shareholders of record at the close of business on April 16, 2025, the record date, are entitled to receive notice of, and to vote at, the annual meeting. If you were a shareholder on that date, you will be entitled to vote all of the shares of common stock that you held on that date at the annual meeting, or any postponements or adjournments of the annual meeting. There were 25,952,236 shares of our common stock outstanding on the record date.

What are the voting rights of the holders of the company’s common stock?

Each share of our common stock outstanding on the record date will be entitled to one vote on each director nominee and one vote on each other matter considered at the annual meeting.

What constitutes a quorum?

A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting, which includes participation by electronic means such as a live webcast, or by proxy in order to conduct business legally at such meeting. For the annual meeting, the presence, live at the meeting or by proxy, of the holders of a majority of the shares entitled to vote will be considered a quorum. If you are a registered shareholder, voting by Internet or telephone or, if you requested a paper copy of the proxy materials, by mail, or attendance at the annual meeting, will cause you to be counted in the determination of a quorum. If you are a street name shareholder, your broker or other nominee will vote your shares pursuant to your instructions, and such shares will count in the determination of a quorum. If you do not provide any specific voting instructions to your broker or other nominee, your shares will still count for purposes of attaining a quorum, so long as you provide voting instructions for at least one matter or your broker or other nominee votes with respect to a matter for which they do not require your instructions, such as the ratification of the appointment of our independent registered public accounting firm.

How do I vote?

If you are a registered shareholder, you may vote by Internet or telephone by following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet or telephone is 11:59 PM Eastern Time on June 10, 2025. The designated proxy will vote according to your instructions. If you attend the live webcast of the annual meeting, you also will be able to vote your shares electronically at the meeting up until the time the polls are closed.

If you are a street name holder, your broker or nominee firm is the legal, registered owner of the shares, and it may provide you with a Notice. Follow the instructions on the Notice to access our proxy materials and vote or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares. Please check your Notice or voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet or telephone in advance of the meeting and whether, if you attend the live webcast of the annual meeting, you will be able to vote your shares electronically at the meeting up until the time the polls are closed.

If you own shares through a retirement or savings plan or other similar plan, you may submit your voting instructions by Internet, telephone or mail by following the instructions included with your voting instruction card. The deadline for submitting your voting instructions by Internet or telephone is 11:59 PM Eastern Time on June 8, 2025. The trustee or administrator of the plan will vote according to your instructions and the rules of the plan.

If you sign and submit your proxy without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified below under “What are the Board’s recommendations?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the annual meeting.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy card or vote by Internet or telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote after I return my proxy or voting instruction card?

If you are a registered shareholder, you may revoke or change your vote at any time before the proxy is voted by filing with our Corporate Secretary either a written notice of revocation or a duly executed proxy bearing a later date. If you attend the live webcast of the annual meeting, you may revoke your proxy or change your proxy vote by voting electronically at the meeting. Your attendance at the annual meeting will not by itself revoke a previously granted proxy.

If your shares are held in street name or you hold shares through a retirement or savings plan or other similar plan, please check your voting instruction card or contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Will my vote be confidential?

It is our policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareholders except as might be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as might be necessary to allow proper parties to verify proxies presented by any person and the results of the voting.

What are the Board’s recommendations?

The Board recommends that you vote:

•	For election of each of the director nominees named in this proxy statement (see Proposal 1);

•	For the adoption and approval of our 2025 Equity Incentive Plan; (see Proposal 2);

•	For the advisory resolution to approve executive compensation (see Proposal 3); and

•	For ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025 (see Proposal 4).

What vote is required to approve each proposal?

Election of directors. We have adopted majority voting in uncontested director elections. Accordingly, under our articles of incorporation and bylaws, director nominees must receive the affirmative vote of a majority of the votes cast in order to be elected. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of director elections. Under Pennsylvania law and our articles of incorporation and bylaws, an incumbent director who does not receive the votes required to be re-elected remains in office until his or her successor is elected and qualified, thereby continuing as a “holdover” director. Under the director resignation policy in our corporate governance principles, a director who is not re-elected must tender his or her resignation to the Nominating and Corporate Governance Committee of the Board, which will make a recommendation to the Board as to whether or not the resignation offer should be accepted. In deciding whether to accept the resignation offer, the Board will consider the recommendation of the Nominating and Corporate Governance Committee as well as any additional information and factors that the Board believes to be relevant. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within ninety (90) days following certification of the election results.

Adoption and approval of the 2025 Equity Incentive Plan. The affirmative vote of a majority of the votes cast is required for approval. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of the proposal.

Advisory resolution to approve executive compensation. The affirmative vote of a majority of the votes cast is required for approval. Because the vote is advisory, it will not be binding on the Board or the company. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of the proposal.

Ratification of the appointment of PricewaterhouseCoopers LLP. The affirmative vote of a majority of the votes cast is required for ratification. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of the proposal. Ratification of the appointment of our independent registered public accounting firm is not legally required. The Board asks shareholders to ratify the appointment as a matter of good corporate governance. If shareholders do not ratify the appointment, the Audit Committee of the Board will consider whether it is appropriate to select another independent registered public accounting firm in future years.

What is a “broker non-vote”?

If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to non-routine matters if you do not provide voting instructions. “Broker non-votes” are shares held in street name by a broker or nominee that is present or represented by proxy at a shareholders’ meeting to vote, but for which the beneficial owner has not provided the record holder with instructions on how to vote on a non-routine matter. For the annual meeting, if you do not provide specific voting instructions, your broker or nominee may not exercise voting discretion with respect to Proposal 1, the election of directors, Proposal 2, the adoption and approval of the 2025 Equity Incentive Plan or Proposal 3, the advisory vote on executive compensation. If you do not provide specific voting instructions, your broker or nominee may exercise voting discretion with respect to Proposal 4, the ratification of the appointment of the company’s independent registered public accounting firm. Therefore, we do not expect any broker non-votes to occur for Proposal 4, but broker-non-votes may occur for Proposals 1, 2 and 3. Broker non-votes will be counted for the purposes of calculating whether a quorum is present at the annual meeting but will have no effect on the outcome of the vote.

How do I ask questions at the annual meeting?

We have designed the virtual annual meeting to provide substantially the same opportunities to participate as shareholders would have at an in-person meeting. The virtual annual meeting format allows shareholders to communicate with the company during the annual meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question during the annual meeting, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/IDCC2025, typing your question into the “Ask a Question” field and clicking “Submit.”

We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business or are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the annual meeting will be answered in the live Q&A session during the annual meeting, subject to time constraints. Any such questions that cannot be answered during the annual meeting due to time constraints will be posted and answered on our Investor Relations website, http://ir.interdigital.com, as soon as practicable after the annual meeting.

Additional information regarding the ability of shareholders to ask questions during the annual meeting, related rules of conduct, and other materials for the annual meeting will be available during the annual meeting at www.virtualshareholdermeeting.com/IDCC2025.

How do I access technical support during the annual meeting?

If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the annual meeting through its conclusion. Additional information regarding matters addressing technical and logistical issues, including technical support during the annual meeting, will be available at www.virtualshareholdermeeting.com/IDCC2025. The virtual annual meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and smartphones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet connection if you intend to attend and/or participate in the annual meeting.

GOVERNANCE OF THE COMPANY

Where can I find information about the governance of the company?

The company has adopted corporate governance principles that, along with the charters of each of the Board committees, provide the framework for the governance of the company. The Nominating and Corporate Governance Committee is responsible for annually reviewing the principles and recommending any proposed changes to the Board for approval. A copy of our corporate governance principles is posted on the Investor Relations page of our corporate website along with the charters of each of our Board committees and other information about our governance practices. We will provide to any person without charge a copy of any of these documents upon written request to our Corporate Secretary at our principal executive offices: InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727.

Business Conduct

Does the company have a code of ethics?

We have adopted a Code of Ethics that applies to all directors, officers, employees and consultants, including our principal executive, financial and accounting officers or persons performing similar functions. The Audit Committee is responsible for annually reviewing the Code of Ethics and recommending any proposed changes to the Board for approval. A copy of our Code of Ethics is available on the Investor Relations page of our corporate website. We intend to disclose future amendments to certain provisions of the Code of Ethics, or any waiver of such provisions granted to executive officers and directors, on the website within four business days following the date of such amendment or waiver. We will provide to any person without charge a copy of our Code of Ethics upon written request to our Corporate Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727.

Does the company have a policy governing insider trading?

We have adopted an insider trading policy which governs the purchase, sale and/or other dispositions of our securities by our directors, officers, employees and consultants that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. In addition, this policy prohibits directors, officers, employees and consultants of the company from engaging in any hedging transactions involving company stock. We have also implemented processes for the company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our insider trading policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Director Independence

Which directors are considered independent, and how does the Board determine their independence?

Each year, prior to the annual meeting of shareholders, the Board reviews and assesses the independence of its directors and makes a determination as to the independence of each director. During this review, the Board considers transactions and relationships between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates. As a result of these reviews, the Board affirmatively determined that each of Mses. Joan H. Gillman and Jean F. Rankin, Messrs. Derek K. Aberle, Samir Armaly, S. Douglas Hutcheson, John A. Kritzmacher and John D. Markley, Jr. are “independent” under applicable SEC rules and listing standards of the Nasdaq Stock Market.

Board Leadership

Who is the Chairman of the Board, and are the positions of Chairman of the Board and Chief Executive Officer separated?

Mr. Hutcheson, who is an independent director, has served as Chairman of the Board since June 2015. The Board has a general policy that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board’s oversight of management. This policy is affirmed in the Board’s published corporate governance principles, which mandate that the Chairman of the Board be an independent director. The Board believes that this leadership structure is appropriate for the company at this time because of the advantages of having an independent chairman for matters such as communications and relations between the Board and the Chief Executive Officer and other senior management, reaching consensus on company strategies and policies, and facilitating robust Board, committee and Chief Executive Officer evaluation processes. The Board periodically reviews its leadership structure to determine whether it is appropriate given the specific characteristics and circumstances of the company.

Board Oversight of Risk

What is the Board’s role in risk oversight?

The Board is responsible for overseeing the major risks facing the company and the company’s enterprise risk management (“ERM”) efforts. The Board has delegated to the Audit Committee primary responsibility for overseeing and monitoring these efforts. Under its charter, the Audit Committee is responsible for discussing with management and the company’s independent registered public accounting firm significant risks and exposures relating to the company’s quarterly and annual financial statements and assessing management’s steps to mitigate them, and for reviewing corporate insurance coverage and other risk management programs, including those related to cybersecurity, information and technology security and data privacy related risks. At least quarterly, the Audit Committee receives presentations and reports directly from the company’s Chief Legal Officer, who leads the company’s day-to-day ERM efforts. The Audit Committee briefs the Board on the company’s ERM activities as part of its regular reports to the Board on the activities of the committee, and the Chief Legal Officer also periodically delivers presentations and reports to the full Board as appropriate. Additionally, the Audit, Finance and Human Capital Committees are responsible for overseeing specific risks that have been delegated to such committees and receive quarterly updates from the management team on such risks.

Board Structure and Committee Membership

What is the size of the Board, and how often are directors elected?

The Board currently has eight directors. All directors are subject to election for one-year terms at each annual meeting of shareholders.

How often did the Board meet during 2024?

The Board met four times during 2024. Each director is expected to attend each meeting of the Board and those committees on which he or she serves. Each director attended at least 75% of the aggregate of all Board meetings and meetings of committees on which the director served during 2024. We typically schedule one of the meetings of the Board on the day immediately preceding or following our annual meeting of shareholders, and it is the policy of the Board that directors are expected to attend our annual meeting of shareholders absent unusual circumstances. All eight of our directors attended the 2024 annual meeting of shareholders.

What are the roles of the primary Board committees?

The Board has standing Audit, Human Capital (formerly Compensation), Finance, and Nominating and Corporate Governance Committees. The Board also forms additional standing or ad hoc committees from time to time. Each of the Audit, Human Capital, and Nominating and Corporate Governance Committees is composed entirely of independent directors, as determined by the Board in accordance with applicable SEC rules and listing standards of the Nasdaq Stock Market. Mr. Chen does not serve on any of the committees but generally attends each committee meeting. Each of the Board committees operates under a written charter that has been approved by the Board. The following table provides information about the current membership of the committees and the number of meetings each committee held in 2024.

Name	Audit Committee	Human Capital Committee	Nominating and Corporate Governance Committee	Finance Committee
Samir Armaly	X		X
Derek K. Aberle		X		X
Joan H. Gillman	X			Chair
S. Douglas Hutcheson		X		X
John A. Kritzmacher	Chair		X
John D. Markley, Jr.		X	Chair
Jean F. Rankin		Chair	X
Number of Meetings in 2024	9	5	4	4

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the company’s corporate accounting, financial reporting practices, audits of its financial statements and compliance with applicable requirements regarding the maintenance of accurate books and records. Among other things, the committee:

•	Reviews the company’s annual and quarterly financial statements and discusses them with management and the company’s independent registered public accounting firm;

•

Appoints, compensates, retains, evaluates, oversees the work of (including resolution of disagreements between management and the company’s independent registered public accounting firm regarding financial reporting) and, if deemed appropriate, replaces the company’s independent registered public accounting firm;

•

Reviews and discusses the company’s practices with respect to risk assessment and risk management, including but not limited to the specific risks associated with the matters set forth for Audit Committee oversight in the committee’s charter, and discusses with management and the company’s independent registered public accounting firm significant risks and exposures and assesses management’s steps to minimize them;

•

Receives from the company’s independent registered public accounting firm reports required by applicable SEC rules and professional standards, including reviewing and discussing with the company’s independent registered public accounting firm the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board and the SEC;

•	Reviews the adequacy and effectiveness of the company’s system of internal control over financial reporting and disclosure controls and procedures;

•	Reviews and approves, at least annually, the management, scope, plans, budget, staffing and relevant processes and programs of the company’s internal audit function;

•

Establishes and oversees procedures for receiving and handling reports of potential misconduct, including violations of law or the company’s Code of Ethics and complaints received by the company regarding accounting, internal accounting controls, auditing or federal securities law matters and the confidential, anonymous submission by the company’s employees of concerns regarding questionable accounting, auditing or federal securities law matters;

•	Oversees the company’s other compliance policies and programs, including the implementation and effectiveness of the company’s Code of Ethics;

•	Oversees the company’s compliance with data privacy rules and regulations;

•

Oversees and reviews the company’s cybersecurity, information and technology security and data privacy frameworks, policies, programs, opportunities, and risk profile; and the company’s business continuity and disaster recovery plans and capabilities and the effectiveness of the company’s escalation procedures;

•	Oversees and monitors the company’s ERM efforts; and

•	Reviews and provides guidance to the Board with respect to tax planning, corporate insurance coverage and implementation of new or revised accounting or auditing standards or regulatory changes.

All of the Audit Committee members are financially literate. The Board has determined that three of its members (Messrs. Hutcheson, Kritzmacher and Markley), including one of the current members of the Audit Committee (Mr. Kritzmacher), qualify as “audit committee financial experts” within the meaning of applicable SEC regulations and thereby meet the “financial sophistication” requirements of the Nasdaq listing rules. Mr. Kritzmacher acquired his expertise primarily through his prior experience as a chief financial officer of a publicly traded company.

The Audit Committee’s charter is available on the Investors section of our website at http://ir.interdigital.com under the heading “Governance – Committee Charters”.

Human Capital Committee

The Human Capital Committee assists the Board in discharging its responsibilities relating to the compensation of the Chief Executive Officer and other executive officers, develops, reviews and approves the principles guiding the company’s compensation policies, oversees the company’s compensation-related policies and programs and the level of awards to employees, and assists the Board and the Chairman of the Board in succession planning. Among other things, the committee:

•

Reviews and approves the corporate goals and objectives relevant to the compensation of the company’s Chief Executive Officer and other executive officers, evaluates their performance in light of such goals and objectives and, based on its evaluations and appropriate recommendations, reviews and approves the compensation of the Chief Executive Officer and other executive officers, including approving the grant of equity awards, each on an annual basis;

•	Assists the Board in developing and evaluating potential candidates for executive positions and oversees and annually reviews the development of executive succession plans;

•

Reviews and discusses with management the Compensation Discussion and Analysis required by SEC rules, recommends to the Board whether the Compensation Discussion and Analysis should be included in the company’s annual report and proxy statement and oversees the preparation of the Human Capital Committee report required by SEC rules for inclusion in the company’s annual report and proxy statement;

•

Assesses the results of the company’s most recent advisory vote on executive compensation, and considers and recommends to the Board the frequency of the company’s advisory vote on executive compensation;

•	Reviews periodically compensation for non-employee directors of the company and recommends changes to the Board as appropriate;

•	Reviews and approves compensation packages for new executive officers and severance packages for executive officers whose employment terminates with the company;

•	Reviews and makes recommendations to the Board with respect to the adoption or amendment of incentive and other equity-based compensation plans;

•	Administers the company’s equity incentive plans;

•	Reviews periodically, revises as appropriate, and monitors compliance by directors and executive officers with, the company’s stock ownership guidelines;

•

Assists the Board in its oversight of the company’s policies and strategies relating to culture and human capital management; reviews and discusses with management the company’s disclosure of such activities in its annual report and proxy statement;

•	Reviews and considers compensation policies and/or practices as they relate to risk management practices and/or incentives that enhance risk-taking, as the committee determines to be appropriate;

•

Establishes, oversees the implementation of and periodically reviews policies concerning the recoupment of incentive compensation for executive officers and senior management, and makes determinations thereunder as appropriate; and

•

Is directly responsible for the appointment, compensation and oversight of the work of any consultants and other advisors retained by the committee, and assesses the independence of any consultants and other advisors (whether retained by the committee or management) that provide advice to the committee in accordance with the listing standards of the Nasdaq Stock Market and applicable law.

The Human Capital Committee may delegate authority to the committee chair or a sub-committee, as the committee may deem appropriate, subject to such ratification by the committee as the committee may direct. The Human Capital Committee also may delegate to one or more officers of the company the authority to make grants of stock options or other supplemental awards at specified levels, under specified circumstances, to eligible employees who are not executive officers of the company, subject to reporting to and such ratification by the committee as the committee may direct.

The Human Capital Committee’s charter is available on the Investors section of our website at http://ir.interdigital.com under the heading “Governance – Committee Charters”.

Human Capital Committee Interlocks and Insider Participation

Ms. Rankin and Messrs. Aberle, Hutcheson and Markley served on the Human Capital Committee during all of 2024. No director serving on the Human Capital Committee during any part of 2024 was, at any time either during or before such fiscal year, an officer or employee of the company or any of its subsidiaries. In addition, none of the company’s executive officers has served as a member of a board of directors or a compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of the company’s Board or Human Capital Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become Board and committee members, considers matters of corporate governance and assists the Board in evaluating the Board’s effectiveness. Among other things, the committee:

•

Develops and recommends to the Board criteria for Board membership (including issues of character, integrity, judgement, diversity, independence, skills, education, business acumen, business experience, understanding of the company’s business and the like);

•	Identifies, reviews the qualifications of, and recruits candidates for election to the Board and to fill vacancies or new positions on the Board;

•	Assesses the contributions of incumbent directors in determining whether to recommend them for re-election to the Board;

•	Reviews candidates recommended by the company’s shareholders for election to the Board;

•

Assesses the independence of directors, director nominees and director candidates under applicable standards, including any heightened independence requirements applicable to Audit and Human Capital Committee members, and recommends independence determinations to the Board;

•	Reviews annually the company’s corporate governance principles and recommends changes to the Board as appropriate;

•	Assists the Board in ensuring proper attention and effective response to shareholder concerns regarding corporate governance;

•

Assists and generally advises the Board on environmental, social and governance matters (except as may be specifically retained by the Board or delegated to other Board committees), including overseeing the company’s environmental, social and governance strategy, and related goals and policies, and periodically reviews with management the company’s progress towards the achievement of such strategy and goals, and reviews and discusses with management the company’s material environmental, social and governance disclosures, in each case in coordination with the other committees of the Board and, as appropriate, makes recommendations on such matters to the full Board;

•	Reviews and makes recommendations to the Board with respect to the Board’s and each committee’s size, structure, composition and functions;

•	Oversees the process for evaluating the Board and its committees; and

•	Periodically reviews the Board’s leadership structure and recommends changes to the Board as appropriate.

The committee will consider director candidates recommended by our shareholders. Shareholders recommending candidates for consideration by the Nominating and Corporate Governance Committee should send their recommendations to our Corporate Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727. The recommendation must include the candidate’s name, biographical data and qualifications and a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. The committee may ask candidates for additional information as part of the process of assessing a shareholder-recommended director candidate. The committee evaluates director candidates recommended by shareholders based on the same criteria used to evaluate candidates from other sources.

As described in our corporate governance principles, the Nominating and Corporate Governance Committee may consider such factors as differences of perspective, professional background, experience at policy-making levels in business, finance and technology and other areas, education, skill and other individual qualities and attributes that are relevant to the company’s global activities and contribute to Board heterogeneity. The selection criteria for director candidates also include the following:

•	Each director should be an individual of the highest personal and professional ethics, integrity and values.

•	Each director should be committed to representing the long-term interests of the company’s shareholders and demonstrate a commitment to long-term service on the Board.

•	Each director should have an inquisitive and objective perspective, practical wisdom and mature judgment.

The company is committed to ensuring that other existing and future anticipated commitments of its directors do not materially interfere with his or her service as a director. Accordingly, our corporate governance principles prohibit any director from serving on the boards of more than four other public companies, unless such director is an executive officer of a public company, and in such cases, such director may not serve on the boards of more than two other public companies. In addition, prior to accepting service on the board of any other company, a director must notify the Board’s Chairman and the Nominating and Corporate Governance Committee, and service on the board or a committee of any other organization should be consistent with the company’s conflict of interest policies.

The Nominating and Corporate Governance Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. This evaluation of the Board’s composition enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the company’s needs evolve and change over time. See “Proposals to be Voted On – Election of Directors (Proposal 1)” for a summary of the qualifications, experience and other relevant attributes of the directors nominated for election at this year’s annual meeting.

The Nominating and Corporate Governance Committee has previously retained and may in the future retain a search firm to help identify director prospects, perform candidate outreach, assist in reference checks, and provide other related services. The recruiting process typically involves either the search firm or a member of the Nominating and Corporate Governance Committee contacting a prospect to gauge his or her interest and availability. A candidate will then meet with several members of the Board, including our Chief Executive Officer. At the same time, the Nominating and Corporate Governance Committee or other Board members, as appropriate, and the search firm will contact references for the prospect. A background check is completed before the Board approves any final recommendation from the committee to appoint a candidate to the Board.

The Nominating and Corporate Governance Committee’s charter is available on the Investors section of our website at http://ir.interdigital.com under the heading “Governance – Committee Charters”.

Finance Committee

The primary role of the Finance Committee is to monitor and provide guidance to the company’s management team and recommend actions to the Board with respect to certain investment and financial policies and strategies and the capital structure of the company, and to approve certain investment and divestment activities of the company and funding for certain affiliated entities of the company. Among its specific duties and responsibilities, the committee:

•	Reviews and provides guidance to the Board with respect to:

•	the company’s capital structure, including the issuance of debt, equity or other securities;

•	shareholder distributions, including share repurchases and dividends;

•	cash management investment policies;

•	foreign currency investment policies; and

•	on a periodic basis, the integrity of the company’s financial models;

•	Approves minority investments in other companies by the company;

•	Approves divestments of minority equity interests in other companies by the company; and

•

Approves the establishment of non-core operating businesses as entities partially owned by the company, including approval of contributions to such entities and the ownership structure of such entities.

The committee may delegate authority to the committee chair or a sub-committee, as the committee may deem appropriate, subject to such ratification by the committee as the committee may direct.

The Finance Committee’s charter is available on the Investors section of our website at http://ir.interdigital.com under the heading “Governance – Committee Charters”.

Board Self-Evaluation Process

How does the Board evaluate its effectiveness?

The Nominating and Corporate Governance Committee establishes and oversees the annual self-assessment process that the Board uses to evaluate its effectiveness and identify opportunities for improvement. Each director is asked to provide an assessment of the Board’s effectiveness in several areas, including information and planning, content and conduct of meetings, and accountability. Once the responses are compiled, the Nominating and Corporate Governance Committee, in conjunction with the Board’s Chairman, identifies specific areas of improvement for the following year. The assessment also asks each director their opinion of the Board’s progress in these identified areas.

Communications with the Board

How can shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with any individual director, including the Chairman, the Board as a whole, or the non-employee directors as a group may do so by writing to Investor Relations, InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727, or by sending an email to InvestorRelations@InterDigital.com. Each communication should set forth (i) the name and address of the shareholder as it appears on the company’s books, and, if the company’s common stock is held by a nominee, the name and address of the beneficial owner of the company’s common stock, and (ii) the class and number of shares of the company’s common stock that are owned of record by the record holder and beneficially by the beneficial owner. Our Investor Relations department reviews all such correspondence and, in consultation with appropriate directors and/or the company’s Legal department as necessary, generally screens communications from shareholders to identify communications that (a) are solicitations for products and services, (b) relate to matters of a personal nature not relevant for the company’s shareholders to act on or for the Board to consider, or (c) are matters that are of a type that render them improper or irrelevant to the functioning of the Board or the company. The Investor Relations department regularly forwards to the Board or specified director(s) a summary of all relevant correspondence and copies of all correspondence that deal with the functions of the Board or its committees or that otherwise require their attention. Directors may, at any time, review a log of all correspondence we receive that is addressed to members of the Board and request copies of any such correspondence.

Communications About Accounting Matters

How can individuals report concerns relating to accounting, internal control, auditing or federal securities law matters?

Concerns relating to accounting, internal control, auditing or federal securities law matters may be submitted by writing to our Corporate Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727. All correspondence will be brought to the attention of the chair of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to these matters.

DIRECTOR COMPENSATION

How are directors compensated?

During 2024, our non-employee directors were paid annual cash retainers for their Board and committee participation as follows:

	Chair		Member
Board	$75,000	*	$65,000
Audit Committee	$30,000		$12,000
Human Capital Committee	$25,000		$10,000
Nominating and Corporate Governance Committee	$15,000		$7,500
Finance Committee	$15,000		$7,500

*	The annual cash retainer paid to the Chairman of the Board is in addition to the annual cash retainer paid to all non-employee Board members.

All cash retainers are generally paid quarterly in arrears and based upon service for a full year, and prorated payments are made for service of less than a full year.

The compensation program is designed to compensate each non-employee director for participating in up to ten Board meetings per year and up to ten meetings per year for each standing committee on which the non-employee director serves. Additional compensation is paid to each non-employee director for participating in meetings during the Board term (which runs from annual meeting date to annual meeting date) in excess of these thresholds, as follows: $4,000 for each additional Board meeting and $1,000 for each additional committee meeting.

In addition, non-employee directors are paid a per diem fee of $1,000 for attendance at or participation in events, conferences or meetings, in their capacity as a director, at the request of the company’s senior management, provided that such attendance or participation requires a significant time commitment and would be considered outside of the director’s typical Board and/or committee duties. Any per diem fee payments are subject to the approval of the Human Capital Committee.

For his or her service during the 2024-2025 Board term, each non-employee director received a restricted stock unit (“RSU”) award in an amount approximately equal in value to $200,000 that vests in full one year from the grant date. Upon his or her initial appointment to the Board, new non-employee directors receive a pro-rated RSU award for his or her partial service during the then-current Board term. The number of RSUs granted is calculated using the closing stock price of the company’s common stock on the date of grant. The vesting of RSU awards may be deferred. Except in certain limited circumstances, an election to defer must be made in the calendar year preceding the year that the award is made. Unvested time-based RSUs and deferred RSUs accrue dividend equivalents, which are paid in the form of additional shares of stock at the time, and only to the extent, that the awards vest or at the end of the deferral period, as applicable.

To align the interests of non-employee directors and executives with those of our shareholders, the company has adopted stock ownership guidelines. The stock ownership guidelines applicable to the non-employee directors are set at a target of an amount of company stock valued at five times the annual cash retainer for Board members of $65,000. Qualifying stock includes shares of common stock and RSUs. For purposes of calculating the value of company stock holdings, each share or other qualifying stock unit is priced at a price per share/unit equal to the average closing stock price of the company’s common stock for the 200 trading days leading up to and including June 1, or the next trading day if June 1 falls on a non-trading day. The 200-day average closing stock price is calculated annually. Any director who has not reached or fails to maintain the target ownership level must retain at least 50% of after-tax shares derived from the vesting of an equity award until the target ownership level is met. A director may not make any disposition of shares that results in his or her holdings falling below the target ownership level without the express approval of the Human Capital Committee. Directors have five years to reach their target ownership level. As of March 31, 2025, all non-employee directors had either met their target ownership level or had more time to do so, and all directors who had not yet met their target ownership level were in compliance with the guidelines.

The company’s directors are also eligible to participate in the company’s nonqualified deferred compensation plan by deferring receipt of their annual Board fees. None of the directors elected to defer any of their 2024 Board fees. For more information about the deferred compensation plan, see “Executive Compensation – Nonqualified Deferred Compensation.”

2024 Director Compensation Table

The following table sets forth the compensation paid to each person who served as a director of the company in 2024 for their service in 2024. Directors who also serve as employees of the company do not receive any additional compensation for their services as a director. For Mr. Chen’s 2024 compensation, see “Executive Compensation – Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Derek K. Aberle	97,000	200,000	297,000
Samir Armaly	93,507	200,000	293,507
Joan H. Gillman	102,000	200,000	302,000
S. Douglas Hutcheson	157,500	200,000	357,500
John A. Kritzmacher	112,500	200,000	312,500
Pierre-Yves Lesaicherre(3)	43,575	200,000	243,575
John D. Markley, Jr.	100,000	200,000	300,000
Jean F. Rankin	105,416	200,000	305,416

(1)

Amounts reported represent the aggregate annual Board, Chairman of the Board, committee chair and committee membership retainers earned by each non-employee director for their service in 2024, plus fees earned for attendance at additional meetings during the Board term, if any, as described above.

(2)

Amounts shown reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for RSU awards granted pursuant to our compensation program for non-management directors in 2024. The assumptions used in valuing these RSU awards are incorporated by reference to Notes 2 and 13 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2024. The following table sets forth the grant date fair value of each RSU award granted to our non-employee directors in 2024.

(3)	Mr. Lesaicherre was no longer a director as of December 31, 2024.

Name	Grant Date	Number of Restricted Stock Units (a)	Grant Date Fair Value of Stock Awards ($)
Derek K. Aberle	6/5/2024	1,711	200,000
Samir Armaly	6/5/2024	1,711	200,000
Joan H. Gillman	6/5/2024	1,711	200,000
S. Douglas Hutcheson	6/5/2024	1,711	200,000
John A. Kritzmacher	6/5/2024	1,711	200,000
Pierre-Yves Lesaicherre	6/5/2024	1,711	200,000
John D. Markley, Jr.	6/5/2024	1,711	200,000
Jean F. Rankin	6/5/2024	1,711	200,000

As of December 31, 2024, each person who served as a non-employee director of the company in 2024 had the following aggregate amounts of unvested RSU awards (excluding accrued dividend equivalents) outstanding. None of our non-employee directors had any options outstanding as of December 31, 2024. This table does not include RSUs that, as of December 31, 2024, had vested according to their vesting schedule, but had been deferred.

Name	Outstanding Restricted Stock Units (#)
Derek K. Aberle	1,711
Samir Armaly	1,711
Joan H. Gillman	1,711
S. Douglas Hutcheson	1,711
John A. Kritzmacher	1,711
Pierre-Yves Lesaicherre	—
John D. Markley, Jr.	1,711
Jean F. Rankin	1,711

PROPOSALS TO BE VOTED ON

Election of Directors

(Proposal 1)

Description

Which directors are nominated for election?

Mses. Joan H. Gillman and Jean F. Rankin, Messrs. Samir Armaly, Derek K. Aberle, Liren Chen, S. Douglas Hutcheson, John A. Kritzmacher and John D. Markley, Jr. are recommended by the Nominating and Corporate Governance Committee and nominated by the Board for election at the 2025 annual meeting, each to serve a one-year term until our annual meeting in 2026 and until his or her successor is elected and qualified.

Set forth below is biographical information about the eight nominees and other information about their skills and qualifications that contribute to the effectiveness of the Board. All of the nominees’ current terms of office expire at the 2025 annual meeting.

What are their backgrounds?

Derek Aberle, 55, has been a director of the company since September 2022. Mr. Aberle is Co-founder and Executive Vice Chairman of Virewirx, Inc. (formerly XCOM Labs), a company focused on developing and commercializing advanced wireless and XR technologies. Prior to that, from 2000 through 2018, Mr. Aberle served in various senior executive roles at Qualcomm, including as President of Qualcomm from 2014 through 2018. Beginning in 2008, Mr. Aberle served as a member of Qualcomm’s executive committee, as Executive Vice President and President of Qualcomm Technology Licensing from 2008 through 2011 and as Executive Vice President and Group President from 2011 through 2014 where, among other things, he led Qualcomm’s technology and IP licensing business, helping to significantly grow its global licensing business and negotiating deals with its largest licensees. Mr. Aberle also served as Chief Executive Officer and director of Prospector Capital Corp., a special purpose acquisition company, from its inception in 2020 through 2023. Prior to Qualcomm, Mr. Aberle was an attorney with the international law firms Pillsbury Winthrop and Heller Ehrman. Mr. Aberle also serves on the boards of directors of Virewirx, LeddarTech (Nasdaq: LDTC) and EvoNexus. The Board has concluded that Mr. Aberle should serve as a director of the company because of his years of experience in patent licensing and his global business acumen and leadership.

Samir Armaly, 52, is currently a director and advisor to various technology companies. Mr. Armaly served as President, IP of Adeia, Inc., a leading IP licensing business, from June 2020 to March 2022. From 2017 to 2020, he was a Strategic IP Advisor to the CEO and Board of Directors of TiVo Corporation. From 2001 to 2017, Mr. Armaly held various senior management positions and ran the video IP licensing business of Gemstar – TV Guide and its successor, Rovi Corporation. Previously, Mr. Armaly was an IP attorney in private practice representing media and technology companies. He graduated from the University of Missouri Columbia with a B.S. degree in Mechanical Engineering and received his J.D. degree from the University of California Berkeley. The Board has concluded that Mr. Armaly should serve as a director of the company because he is a recognized IP expert, having run one of the world’s largest patent licensing businesses, and has particular expertise in the media and technology markets.

Lawrence (Liren) Chen, 54, has been a director of the company since April 2021, when he was also appointed as our President and Chief Executive Officer. Mr. Chen joined InterDigital from Qualcomm where he served since 2019 as Senior Vice President, Global Head of IP, Legal Counsel. In that role, Mr. Chen was responsible for overseeing Qualcomm’s world-wide intellectual property portfolio (patent, copyright, trademark and open source) and led technology, business strategy, product management and global eco-system development for Qualcomm Technology Licensing. Prior to that, Mr. Chen served in various IP and technology roles at Qualcomm, including as Senior Vice President of Engineering, Legal Counsel. He holds 28 granted patents in the

U.S. and over 120 granted patents worldwide. Mr. Chen is a member of the U.S. Chamber of Commerce China Advisory Committee and a board member of Arrow Electronics (NYSE: ARW). Mr. Chen earned his bachelor’s degree in Automation from Tsinghua University, Beijing; his M.S.E.E. from the University of Maine; his M.B.A. from San Diego State University; and his J.D. degree from the University of San Diego.

Joan H. Gillman, 61, has been a director of the company since April 2017. From 2006 to 2016, Ms. Gillman served as Executive Vice President of Time Warner Cable, Inc. (“Time Warner Cable”), as well as Chief Operating Officer of Time Warner Cable Media and President of Time Warner Cable Media, LLC. Ms. Gillman joined Time Warner Cable as Vice President of Interactive TV and Advanced Advertising in 2005. Prior to Time Warner Cable, among other roles, she served as the President of Static2358, the interactive TV, games and production subsidiary of OpenTV, and as Director, Business Development, of British Interactive Broadcasting, the digital and interactive TV joint venture between BSkyB, BT, HSBC and Matsushita. Ms. Gillman began her career working in public affairs, serving in various roles for a U.S. Senator, including as Legislative Director and State Director. From 2016 to 2021, Ms. Gillman was a member of the board of directors of Centrica plc, an international energy and services company based in the United Kingdom where she served on the safety, health, environment, security, remunerations and ethics and nominating committees. In addition, since 2016, she has served on the board of directors of Airgain, Inc. (Nasdaq: AIRG), a leading provider of embedded antenna technologies used to enable high performance wireless networking, and she is currently a member of Airgain’s audit committee and chairs the nominating and corporate governance committee. Ms. Gillman has also served on the board of directors of Cumulus Media (Nasdaq: CMLS) since 2018 and is a member of the compensation and nominating committees. Since May 2018, she has also chaired the Jesuit Volunteer Corps and is the Foundation Manager and Trustee of the David T. Langrock Foundation. The Board has concluded that Ms. Gillman should serve as a director of the company because her more than 20 years of executive experience in the media and communications industries and her knowledge of content development and distribution as well as key areas like partnership, mergers and acquisitions and marketing make her a valuable resource and strengthen the company’s knowledge of the companies and industries shaping its existing and future markets.

S. Douglas Hutcheson, 69, has been a director of the company since July 2014, and he assumed the role of Chairman of the Board in June 2015. From 2019 to 2024, Mr. Hutcheson served as the Executive Chairman of Kymeta Corporation, an electronically steerable terminal manufacturer and provider of services for global connectivity. He also served as the co-CEO of Kymeta from 2021 to 2024. From 2015 to 2019, Mr. Hutcheson served as a senior advisor of Technology, Media and Telecom for Searchlight Capital, a global private investment firm. From March 2014 through May 2017, Mr. Hutcheson served as Chief Executive Officer and a director of Laser, Inc., a corporation created in connection with the acquisition of Leap Wireless International, Inc. (“Leap Wireless”), a wireless communications carrier, by AT&T in March 2014. Prior to March 2014, Mr. Hutcheson served as Chief Executive Officer of Leap Wireless and its operating subsidiary, Cricket Communications, for nine years, where he was responsible for developing and implementing strategy, all operations, and the oversight of all relationships and partnerships. He currently serves on the boards of directors of privately-held companies Kymeta and AgilePQ, a post quantum cyber security encryption technology provider. Mr. Hutcheson also serves as Chair of the Board of Trustees of Rady Children’s Health, as a member of the Board of Directors of Rady Children’s Institute for Genomic Medicine, and on the Board of Advisors for the Global Policy and Strategy Institute at the University of California San Diego. Mr. Hutcheson previously served on the boards of directors of Leap Wireless from 2005 to 2014 and Pitney Bowes from 2012 to 2023. Mr. Hutcheson holds 14 patents. The Board has concluded that Mr. Hutcheson should serve as a director of the company because, with his significant operational and financial expertise as an experienced former chief executive officer of a wireless communications company and his broad business background, which includes strategic planning and product and business development and marketing, he brings valuable insight that is needed to evolve and execute the company’s strategy. He also qualifies as an audit committee financial expert.

John A. Kritzmacher, 64, has been a director of the company since June 2009. From 2013 to 2021, Mr. Kritzmacher served as Executive Vice President and Chief Financial Officer of John Wiley & Sons, Inc., a global provider of research communications and education services. From 2012 to 2013, Mr. Kritzmacher served as Senior Vice President Business Operations and Organizational Planning at WebMD Health Corp., a leading provider of health information services, where Mr. Kritzmacher was responsible for leading a major restructuring initiative. Previously, Mr. Kritzmacher served as Executive Vice President and Chief Financial Officer of Global Crossing Limited, a global provider of IP-based telecommunications solutions, from October 2008 to October 2011, when Global Crossing was then acquired by Level 3 Communications, Inc. Prior to that, Mr. Kritzmacher rose through a variety of positions with increasing responsibility, including Senior Vice President and Corporate Controller, during his 10 years at Lucent Technologies Inc., a provider of telecommunications systems and services, to become Chief Financial Officer in 2006. After playing a leading role in the planning and execution of Lucent’s merger with Alcatel in 2006, Mr. Kritzmacher became Chief Operating Officer of the Services Business Group at Alcatel-Lucent until joining Global Crossing in 2008. Mr. Kritzmacher serves on the board of directors of Unisys (Nasdaq: UIS) and currently serves on the Audit & Finance and Security & Risk committees of the Unisys board. The Board has concluded that Mr. Kritzmacher should serve as a director of the company because he is a veteran of the telecommunications and high technology industries with extensive operational and leadership experience and financial expertise. As such, Mr. Kritzmacher contributes valuable advice and guidance, especially with respect to complex financial and accounting issues, and qualifies as an audit committee financial expert.

John D. Markley, Jr., 59, has been a director of the company since November 2016. Since 2009, Mr. Markley has served as Managing Partner of Bear Creek Capital Management, an investment firm focused on the cloud computing, mobile and digital infrastructure sectors. In addition, since 2014, he has been a Managing Partner of New Amsterdam Growth Capital, an investor in communications, media and technology companies. From 1996 to 2009, he was a partner with Columbia Capital, a venture capital firm, where he served in a number of capacities including partner, venture partner and portfolio company executive. Prior to Columbia Capital, Mr. Markley served as a policy advisor at the Federal Communications Commission from 1994 to 1996, where he and his team were instrumental in developing and launching the commercial spectrum auction process. Mr. Markley has also been a director of Charter Communications, Inc. (Nasdaq: CHTR), since 2009, currently serving as chair of its nominating and corporate governance committee and as a member of its audit committee. He previously served on the boards of directors of Millennial Media, Inc., from 2006 to 2014, and of BroadSoft, Inc., from 2002 until its acquisition by Cisco Systems, Inc. in 2018. The Board has concluded that Mr. Markley should serve as a director of the company based on his private equity and operating experience and his extensive experience with communications, media and technology companies, which allow him to contribute guidance and advice relating to the development and execution of the company’s strategy and analysis of potential business opportunities. He also qualifies as an audit committee financial expert.

Jean F. Rankin, 66, has been a director of the company since June 2010. Ms. Rankin served as Executive Vice President, General Counsel and Secretary at LSI Corporation, a leading provider of innovative silicon, systems and software technologies for the global storage and networking markets, from 2007 to 2014, when LSI was acquired by Avago Technologies Limited. In this role, she served LSI and its board of directors as Corporate Secretary, in addition to managing the company’s legal, intellectual property licensing and stock administration organizations. Ms. Rankin joined LSI in 2007 as part of the merger with Agere Systems Inc., where she served as Executive Vice President, General Counsel and Secretary from 2000 to 2007. Prior to joining Agere in 2000, Ms. Rankin was responsible for corporate governance and corporate center legal support at Lucent, including mergers and acquisitions, securities laws, labor and employment, public relations, ERISA, investor relations and treasury. She also supervised legal support for Lucent’s microelectronics business. The Board has concluded that Ms. Rankin should serve as a director of the company because she has extensive experience and expertise in matters involving intellectual property licensing, the company’s core business, and her former roles as chief legal officer and corporate secretary at other publicly traded companies enable her to contribute legal expertise and advice as to best practices in corporate governance.

Summary of Director Qualifications and Experience

The following table summarizes the key qualifications, skills, and experience most relevant to the decision to nominate the above-listed candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board relies most. The lack of a mark does not necessarily mean the director does not possess that qualification or skill. Each director biography above describes each director’s qualifications and relevant experience in more detail.

Experience, expertise or attribute	Aberle	Armaly	Chen	Gillman	Hutcheson	Kritzmacher	Markley	Rankin
IPR/IP licensing / patent acquisitions	●	●	●					●
Mobile industry	●		●		●	●	●	●
OTT services/video		●		●	●		●
CEO (current/former)	●		●		●
Finance / audit	●				●	●	●
Corporate strategy	●	●	●	●	●	●	●
High tech investment	●			●	●		●
Industry connections	●	●	●	●	●		●	●
High-tech operations	●		●	●	●	●

Vote Required and Board Recommendation

A director nominee receiving the affirmative vote of the majority of votes cast for him or her will be elected to serve as a director for the next year and until his or her successor is elected and qualified. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

EACH OF THE NOMINEES.

Adoption and Approval of 2025 Equity Incentive Plan

(Proposal 2)

Overview

On April 24, 2025, the Board unanimously adopted and approved the company’s 2025 Equity Incentive Plan (the “2025 Plan”) and is submitting the 2025 Plan to shareholders for their adoption and approval at our 2025 annual meeting of shareholders. The Board believes the 2025 Plan advances the company’s interests by allowing the company to attract and retain the best available personnel; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. The Board has adopted and approved the 2025 Plan to permit the company to continue to use stock-based compensation to align shareholder and participant interests and to motivate participants providing services to the company. The company’s stock-based compensation program is currently operated under the company’s 2017 Equity Incentive Plan (the “2017 Plan”). Upon approval of the 2025 Plan by shareholders, the 2017 Plan will be terminated and no new awards will be granted under the 2017 Plan after the date of the 2025 annual meeting of shareholders.

Why You Should Vote For the 2025 Plan

The 2025 Plan Will Allow Us to Effectively Recruit and Retain Key Talent

The Board recommends that the company’s shareholders approve the 2025 Plan because it believes the company’s ability to grant equity-based awards continues to be crucial in allowing the company to effectively compete for and appropriately motivate and reward key talent. It is in the long-term interests of both the company and its shareholders to strengthen the company’s ability to attract, retain and motivate employees, officers, nonemployee directors and certain other service providers and to provide additional incentives for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the company’s shareholders.

A Reasonable Number of Shares Will Be Reserved Under the 2025 Plan

Following the 2025 Plan’s approval by our shareholders, no additional awards will be granted under the 2017 Plan, and the 2025 Plan will be the company’s only active employee equity plan. If the 2025 Plan is approved, the maximum number of Shares (as defined in the 2025 Plan) that may be issued under the 2025 Plan will be 3,700,000, reduced by (a) one Share for every one Share subject to a stock option or stock appreciation right granted under the 2017 Plan after March 31, 2025 and prior to the effective date of the 2025 Plan and (b) two Shares for every one Share subject to an award other than a stock option or stock appreciation right granted under the 2017 Plan after March 31, 2025 and prior to the effective date of the 2025 Plan. The 3,700,000 Shares reflects 408,476 Shares that remained available for grant under the 2017 Plan as of March 31, 2025 (after giving effect to the 2025 annual grant), plus 3,291,524 newly authorized Shares. Any Shares subject to stock options or stock appreciation rights granted under the 2025 Plan will reduce the 2025 Plan share reserve by one Share, and any Shares subject to awards granted under the 2025 Plan other than stock options or stock appreciation rights will reduce the share reserve by two Shares. The 3,700,000 Shares that will be available for future awards under the 2025 Plan are estimated to last at least three years. This estimate is based on the average number of shares we granted over the last three years, and there can be no guarantee that future events, including changes in future business conditions and changes in our Share price, will not require us to grant equity awards at a different pace than we have historically done.

The Human Capital Committee and the Board considered various factors in determining the number of Shares to reserve for issuance under the 2025 Plan and believe that our historical equity compensation practices highlight our commitment to continue to manage our equity use responsibly.

•	Historical Grant Practices. The Human Capital Committee and the Board considered the number of equity awards that we granted in the last three fiscal years.

Fiscal Year	Stock Options Granted(1) (a)	Full-Value Awards Granted(1) (b)	Total Shares Granted (c)=(a)+(b)	Weighted Average Basic Shares Outstanding (d)	Burn Rate(2) (c)÷(d)
2024	250,000	517,000	767,000	25,325,000	3.03%
2023	125,000	535,000	660,000	26,860,000	2.46%
2022	108,000	661,000	769,000	30,106,000	2.55%

(1)

In each of the preceding Share amounts, performance-based restricted stock units and performance-based stock options are counted as 200% of the target award, representing the maximum payout possible under such awards.

(2)	Burn Rate is equal to the number of shares subject to equity awards granted during a fiscal year divided by the weighted average basic common shares outstanding for that fiscal year.

•

Number of Shares Remaining under the 2017 Plan. Upon approval of the 2025 Plan by shareholders, the 2017 Plan will be terminated, and no new awards will be granted under the 2017 Plan after the date of the 2025 annual meeting of shareholders. The 2017 Plan will, however, continue to govern outstanding awards granted thereunder.

•

Overhang. The following table includes information about shares available for future awards and potential dilution under the 2017 Plan as of March 31, 2025 (after giving effect to the 2025 annual grant):

As of March 31, 2025
Outstanding Options(1)(2)	909,224
Outstanding Full-Value Awards(1)	1,028,479
Total Outstanding Awards	1,937,703
Total Shares Available for Future Awards(3)	408,476
Common Shares Outstanding	25,976,136

(1)

In each of the preceding Share amounts, performance-based restricted stock units and performance-based stock options are counted as 200% of the target award, representing the maximum payout possible under such awards.

(2)	Outstanding options had a weighted average exercise price of $82.24, and the weighted average remaining contractual life of such options was 7.78 years as of March 31, 2025.
(3)

As of the effective date of the 2025 Plan, the authorization will be reduced by (a) one Share for every one Share subject to a stock option or stock appreciation right granted under the 2017 Plan after March 31, 2025 and prior to the effective date of the 2025 Plan and (b) two Shares for every one Share subject to an award other than a stock option or stock appreciation right granted under the 2017 Plan after March 31, 2025 and prior to the effective date of the 2025 Plan.

An additional metric that we use to measure the cumulative dilutive impact of our equity program is total potential fully diluted overhang (the sum of (1) the Total Outstanding Awards and (2) the Total Shares Available for Future Awards, divided by the sum of (a) the Common Shares Outstanding, (b) the Total Outstanding Awards, and (c) the Total Shares Available for Future Awards). Our total potential fully diluted overhang as of March 31, 2025 was 8.28%. If the 2025 Plan had been in place on March 31, 2025, our total potential fully diluted overhang as of that date would increase to 17.8% and then would decline over time.

As of the record date, the closing price of the company’s common stock was $196.98.

Promotion of Good Corporate Governance Practices

The Board believes the use of stock-based incentive awards promotes best practices in corporate governance by maximizing shareholder value. By providing participants in the 2025 Plan with a stake in the company’s success, the interests of the participants are aligned with those of the company’s shareholders. Specific features of the 2025 Plan that are consistent with good corporate governance practices include, but are not limited to:

•

No Annual Evergreen. The 2025 Plan does not contain an annual “evergreen” provision that automatically increases the number of Shares available for issuance each year. As a result, any future increases to the number of Shares reserved for issuance under the 2025 Plan will require shareholder approval.

•	Administration. The 2025 Plan will be administered by the Human Capital Committee, which consists entirely of independent non-employee directors.

•

No Liberal Share Recycling on Options or Stock Appreciation Rights. Shares used to pay the exercise price of a stock option award or to satisfy the tax withholding obligations for a stock option or stock appreciation right will not become available for future issuance under the 2025 Plan.

•	Repricing or Exchange Programs are Not Allowed. The 2025 Plan does not permit outstanding awards to be repriced or exchanged for other awards without shareholder approval.

•

Annual Limits on Compensation to Non-Employee Directors. The 2025 Plan sets reasonable annual limits as to the cash compensation and awards that non-employee directors may receive during each fiscal year.

•	Limited transferability. Awards under the 2025 Plan generally may not be sold, assigned, transferred, pledged, or otherwise encumbered, unless otherwise approved by the administrator.

•

No Dividends Paid Until Awards Vest. The 2025 Plan permits dividends or dividend equivalents to be accrued on any unvested portion of an award (other than an award of stock options or stock appreciation rights), but such amounts will not be paid until that portion of the award vests.

•	No Tax Gross-ups. The 2025 Plan does not provide for any tax gross-ups.

•

Forfeiture Events. Each award under the 2025 Plan will be subject to any clawback policy we have already adopted (such as our InterDigital, Inc. Clawback Policy) or any clawback policy that, in the future, we are required by applicable stock exchange rules or applicable laws to adopt (including any such clawback policy that is adopted after the grant of the award), and the administrator may require a participant to forfeit, return, or reimburse us for all or a portion of the award and any amounts paid under the award in order to comply with the clawback policy or applicable laws.

Our executive officers and directors have an interest in the approval of the 2025 Plan because they are eligible to receive equity awards under the 2025 Plan.

Plan Summary

The following paragraphs summarize the key features of the 2025 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2025 Plan and is qualified in its entirety by the specific language of the 2025 Plan. A copy of the 2025 Plan is provided as Appendix B to this proxy statement.

Purposes of the 2025 Plan

The purposes of the 2025 Plan are to attract and retain the best available personnel; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, incentive cash bonuses, and other stock or cash awards as the administrator (as defined below) may determine.

Shares Available for Issuance

Subject to the adjustment provisions contained in the 2025 Plan, as of the effective date of the 2025 Plan, our shareholders are being asked to approve a maximum number of Shares for issuance under the 2025 Plan equal to 3,700,000 Shares, less one (1.0) Share for every one (1.0) Share subject to an option or stock appreciation right granted under the 2017 Plan after March 31, 2025 and prior to the effective date of the 2025 Plan, and less two (2.0) Shares for every one (1.0) Share subject to a full value award granted under the 2017 Plan after March 31, 2025 and prior to the effective date of the 2025 Plan. Any Shares subject to options or stock appreciation rights shall be counted against the maximum Share limitation under the 2025 Plan as one (1.0) Share for every one (1.0) Share subject thereto. Any Shares subject to full value awards shall be counted against the maximum Share limitation under the 2025 Plan as two (2.0) Shares for every one (1.0) Share subject thereto. The Shares may be authorized, but unissued, or reacquired common stock. If the 2025 Plan is approved, the 2017 Plan will be terminated and all Shares then remaining available for grant under the 2017 Plan will be cancelled; such Shares will not be added to the 2025 Plan. The 2017 Plan will, however, continue to govern outstanding awards granted thereunder.

Any Shares related to awards, whether granted under the 2025 Plan or the 2017 Plan, that at any time on or after March 31, 2025, terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares (including but not limited to settlement of an award at less than the target number of Shares), are settled in cash in lieu of Shares, or are exchanged with the Human Capital Committee’s permission, prior to the issuance of Shares, for awards not involving Shares, shall be available again (or, with respect to awards granted under the 2017 Plan, shall be added to the Shares available) for grant under the 2025 Plan. In addition, Shares related to awards, whether granted under the 2025 Plan or the 2017 Plan, that at any time after March 31, 2025 are used to pay the withholding taxes related to any outstanding full value award shall be available again (or, with respect to full value awards granted under the 2017 Plan, shall be added to the Shares available) for grant under the 2025 Plan. Notwithstanding the foregoing, the following Shares (whether subject to awards granted under the 2025 Plan or the 2017 Plan) may not again be made available for issuance as awards under the 2025 Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, (ii) Shares used to pay the exercise price or withholding taxes related to any outstanding options or stock appreciation right, or (iii) Shares reacquired by the company with the amount received upon exercise of options. Any Shares that again become available for awards under the 2025 Plan shall be added as one (1.0) Share for every one (1.0) Share subject to an option or stock appreciation right and as two (2.0) Shares for every one (1.0) Share subject to a full value award.

The 2025 Plan provides that in any fiscal year, a non-employee Board member may not be paid cash compensation and granted awards with an aggregate value (determined in accordance with United States generally accepted accounting principles (“GAAP”)) exceeding $750,000 (increased to $1,500,000 for any non-employee Board member in the fiscal year that (1) the non-employee Board member serves as the independent Chair of the Board or as a lead independent director or (2) his or her service as a non-employee director begins). Any cash compensation paid or award granted to a participant while he or she was an employee or a consultant (other than as a non-employee director) will not count for purposes of this limitation.

Adjustments for Changes in Capitalization

In the event of any extraordinary dividend or other extraordinary distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of ours, issuance of warrants or other rights to acquire our securities, other change in our corporate structure affecting the Shares, or any similar equity restructuring transaction, as that term is used in FASB ASC Topic 718 (or any of its successors), affecting the Shares (including, without limitation, a change in control, as defined in the 2025 Plan), the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2025 Plan, will adjust the number and class of Shares that may be delivered under the 2025 Plan, and/or the number, class and price of Shares of stock subject to outstanding awards, and the numerical Share limits discussed above.

Administration

The Board has delegated administration of the 2025 Plan to the Human Capital Committee. The Board and the Human Capital Committee may further delegate administration of the 2025 Plan to any committee of the Board, or a committee of individuals satisfying applicable laws appointed by the Board in accordance with the terms of the 2025 Plan. The administrator may delegate to one or more officers the authority to grant awards to employees of ours, or any subsidiary of ours, who are not officers under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to certain limitations in the 2025 Plan. For purposes of this summary of the 2025 Plan, the term “administrator” will refer to the Board or any committee designated by the Board to administer the 2025 Plan. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.

Subject to the terms of the 2025 Plan, the administrator has the sole discretion to determine fair market value, to select the service providers who will receive awards, to determine the terms and conditions of awards, to approve forms of award agreements for use with the 2025 Plan, to modify or amend each award (subject to the repricing restrictions of the 2025 Plan), and to interpret the provisions of the 2025 Plan and outstanding awards. The administrator also may create, amend, and rescind rules and regulations relating to the 2025 Plan and sub-plans established for the purpose of satisfying applicable foreign laws, determine whether awards will be adjusted for dividend equivalents, allow a participant to defer the receipt of payment of cash or delivery of Shares that otherwise would be due to such participant, and make all other determinations deemed necessary or advisable for administering the 2025 Plan. The administrator will issue all awards pursuant to the terms and conditions of the 2025 Plan.

The administrator may not implement a program allowing for the cancellation of awards in exchange for different awards and/or cash, the transfer of an outstanding award to a financial institution or other person or entity selected by the administrator, or the increase or reduction of the exercise price of any outstanding award.

Eligibility

All types of awards may be granted to our employees, consultants, and non-employee directors and to employees and consultants of any parent, subsidiary, or affiliate of ours.

Incentive stock options may be granted only to employees of ours or any parent or subsidiary corporation of ours. As of March 31, 2025, we had approximately 475 employees (including 1 employee director) and 7 non-employee directors. In addition, as of the same date, no consultants were eligible to receive equity-based awards.

Stock Options

An option gives a participant the right to purchase a specified number of Shares for a fixed exercise price during a specified period of time. Each option granted under the 2025 Plan will be evidenced by an award agreement specifying the number of Shares subject to the option, the exercise price and the other terms and conditions of the option, consistent with the requirements of the 2025 Plan.

The exercise price per Share of each option generally may not be less than the fair market value of a Share on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or stock of any parent or subsidiary corporation of ours (a “Ten Percent Shareholder”) must have an exercise price per Share equal to at least 110% of the fair market value of a Share on the date of grant. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options that first become exercisable by a participant during any calendar year may not exceed $100,000. The fair market value of the common stock is generally the closing sales price of our stock as reported on the Nasdaq Global Select Market.

Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. Upon the termination of a participant’s service, the unvested portion of the participant’s option generally expires. The vested portion of the option will remain exercisable for the period following the participant’s termination of service that is set forth in the award agreement. This period generally will be: (i) 6 months following a termination of the participant’s service for reasons other than “cause,” as defined in the applicable award agreement, death or disability (and if the participant dies within the 6-month period, the period will be extended to one year from the date of the participant’s death) or (ii) 12 months following a termination of the participant’s service due to death or disability. However, if the exercise of an option is prevented by applicable law, the exercise period may be extended under certain circumstances described in the participant’s award agreement. In the event the participant’s service is terminated for cause, the entire option, whether or not then vested and exercisable, will be immediately forfeited and cancelled as of the date of such termination. In no event will the option be exercisable after the end of the option’s term.

The award agreements for options generally will also provide that if a participant experiences a qualifying termination of employment, a pro-rata portion (based on the participant’s length of service) of his or her option may vest, subject to the participant’s execution of a release of claims in our favor and subject to achievement of any performance requirement, if any, unless such termination is due to the participant’s death or disability.

The term of an option will be specified in the award agreement but may not be more than ten years (or five years for an incentive stock option granted to a Ten Percent Shareholder). The 2025 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the Shares to be exercised, together with applicable tax withholdings.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying: (i) the difference between the fair market value of a Share on the date of exercise and the exercise price by (ii) the number of exercised stock appreciation rights. We may pay the appreciation in cash, in Shares, or a combination of both. Each stock appreciation right granted under the 2025 Plan will be evidenced by an award agreement specifying the exercise price and the other terms and conditions of the award.

The exercise price per Share of each stock appreciation right may not be less than the fair market value of a Share on the date of grant. Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. The term of a stock appreciation right may not be more than ten years. Upon the termination of a participant’s service, the unvested portion of the participant’s stock appreciation right generally expires. The vested portion of the stock appreciation right will remain exercisable for the period following the participant’s termination of service that is set forth in the award agreement.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase Shares that vest in accordance with the terms and conditions established by the administrator in its sole discretion. Unless otherwise provided by the administrator, a participant will forfeit any Shares of restricted stock that have not vested by the termination of the participant’s service. Each restricted stock award granted will be evidenced by an award agreement specifying the number of Shares subject to the award and the other terms and conditions of the award. The administrator will determine the vesting conditions that apply to an award of restricted stock.

Unless the administrator provides otherwise, participants holding Shares of restricted stock will have voting rights and rights to dividends and other distributions with respect to such Shares without regard to vesting. However, such dividends or other distributions will be subject to the same restrictions and forfeitability provisions that apply to the Shares of restricted stock with respect to which they were paid, and the company will hold such dividends and distributions until the restrictions on the Shares of restricted stock with respect to which they were paid have lapsed. The administrator has the discretion to reduce or waive any restrictions and to accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

A restricted stock unit represents a right to receive cash or a Share if the performance goals or other vesting criteria set by the administrator are achieved or the restricted stock unit otherwise vests. Each award of restricted stock units granted under the 2025 Plan will be evidenced by an award agreement specifying the number of Shares subject to the award and other terms and conditions of the award.

The administrator may set vesting conditions based upon the achievement of company-wide, regional, department, business unit, business segment, affiliate, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion.

After an award of restricted stock units has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout or to accelerate the time at which any restrictions will lapse or be removed. A participant will generally forfeit any unearned restricted stock units upon termination of his or her service, unless otherwise provided by the administrator. The administrator in its sole discretion may pay earned restricted stock units in cash, Shares, or a combination of both.

The award agreements for restricted stock units generally will also provide that if a participant experiences a qualifying termination of employment, a pro-rata portion (based on the participant’s length of service and, in the case of performance-based restricted stock units, the actual level of achievement of the applicable performance goals) of his or her award will become vested, subject to the participant’s execution of a release of claims in our favor, unless such termination is due to the participant’s death or disability.

Performance Units and Performance Shares

Performance units and performance Shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance Share will have an initial value equal to the fair market value of a Share on the grant date. Performance units and performance Shares will result in a payment to a participant only if the performance goals or other vesting criteria set by the administrator are achieved or the awards otherwise vest.

Each award of performance units or performance Shares granted under the 2025 Plan will be evidenced by an award agreement specifying the performance period and other terms and conditions of the award. The administrator may set vesting criteria based upon the achievement of company-wide, regional, department, business unit, business segment, affiliate, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion.

After an award of performance units or performance Shares has been granted, the administrator has the discretion to accelerate, reduce, or waive any performance objectives or other vesting provisions for such performance units or performance Shares, but may not increase the amount payable at a given level of performance.

The administrator has the discretion to pay earned performance units or performance Shares in the form of cash, Shares (which will have an aggregate fair market value equal to the earned performance units or performance Shares at the close of the applicable performance period), or a combination of both.

A participant will generally forfeit any performance units or performance Shares that have not been earned or have not vested as of the termination of his or her service with us.

Incentive Cash Bonuses

Incentive cash bonuses give participants an opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period specified by the administrator. The administrator will determine the terms and conditions of each incentive cash bonus.

The administrator may set vesting criteria based upon the achievement of company-wide, regional, department, business unit, business segment, affiliate, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion.

After an incentive cash bonus has been granted, the administrator has the discretion to reduce or waive any restrictions for such incentive cash bonus, but may not increase the amount payable at a given level of performance.

A participant will generally forfeit all incentive cash bonuses that have not been earned or have not vested as of the termination of his or her service with us.

Transferability of Awards

Unless the administrator provides otherwise, awards under the 2025 Plan generally are not transferable other than by will or by the laws of descent or distribution.

Dissolution or Liquidation

In the event of a proposed dissolution or liquidation of our company, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Merger or Change in Control

In the event of a merger of our company or a change in control, as defined in the 2025 Plan, each award will be treated as the administrator determines, including that each award will be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate. The administrator will not be required to treat all outstanding awards the same in the transaction.

Except as otherwise set forth in an award agreement, if the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, and all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at the greater of target levels or actual achievement, and all other terms and conditions will be deemed met. In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period. The award agreements for options and restricted stock units generally will also provide that if the award is assumed or substituted for and the participant experiences a qualifying termination of employment within 1 year, 2 years for CEO, following a change in control, the award will become fully vested, subject to the participant’s execution of a release of claims in our favor.

For awards granted to our non-employee directors, in the event of a change in control, then (i) the non-employee director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, (ii) all restrictions on the non-employee director’s restricted stock and restricted stock units will lapse, and (iii) with respect to the non-employee director’s awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels (prorated based on the portion of the performance period that elapsed as of immediately prior to the transaction) and all other terms and conditions will be deemed met.

Forfeiture and Clawback

Each award under the 2025 Plan will be subject to recoupment under our current clawback policy (revised August 2023), as it may be amended or modified from time to time, and any subsequent clawback policy that we are required by applicable stock exchange rules or applicable laws to adopt (including any such clawback policy that is adopted after the grant of the award), and the administrator also may impose such other clawback, recovery, or recoupment provisions in an award agreement as the administrator determines necessary or appropriate.

Termination or Amendment

Our ability to grant incentive stock options under the 2025 Plan will expire in 2035. The 2025 Plan will not expire until terminated by the Board or the Human Capital Committee, which have the authority to amend, suspend, or terminate the 2025 Plan. However, such action cannot materially impair the existing rights of any participant without his or her written consent, subject to certain exceptions in accordance with the terms of the 2025 Plan. We will obtain shareholder approval of any amendment to the 2025 Plan to the extent such approval is necessary or desirable to comply with applicable laws.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2025 Plan. The summary is based on existing U.S. laws and regulations as of the record date, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for federal income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such Shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “Disqualifying Disposition”), any gain up to the excess of the fair market value of the Shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the Shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the Disqualifying Disposition of the Shares generally should be deductible by the company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent Disqualifying Dispositions of the Shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.

Nonstatutory Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the Shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to the company with respect to the grant of a nonstatutory stock option or the sale of the Shares acquired through the exercise of the nonstatutory stock option.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring Shares of restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the Shares are acquired. Upon the sale of Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of the Shares issued to and/or the cash received by such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance Share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Incentive Cash Bonuses

There are no immediate tax consequences of receiving an incentive cash bonus award. A participant who is awarded an incentive cash bonus generally will be required to recognize ordinary income in an amount equal to the cash received by such participant at the end of the applicable vesting period or, if later, the settlement date determined by the administrator. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.

Section 409A of the Code

Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2025 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Should any payments made in accordance with the 2025 Plan to a “specified employee” (as defined under Section 409A) be determined to be payments from a nonqualified deferred compensation plan that are payable in connection with a participant’s “separation from service” (as defined under Section 409A), that are not exempt from Section 409A as a short-term deferral or otherwise, then such payments, to the extent otherwise payable within six months after the participant’s separation from service, and to the extent necessary to avoid the imposition of additional taxes under Section 409A, will be paid in a lump sum on the earlier of the date that is the fifth business day of the seventh month after the participant’s date of separation from service or the date of the participant’s death. The company makes no representation that any or all of the payments or benefits described in the 2025 Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. Participants shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

THE DESCRIPTION ABOVE IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION ON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2025 PLAN. IT IS NOT COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required for the adoption and approval of the company’s 2025 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE COMPANY’S 2025 EQUITY INCENTIVE PLAN.

Advisory Resolution to Approve Executive Compensation

(Proposal 3)

Description

We are asking shareholders to vote on an advisory resolution to approve the company’s executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Human Capital Committee has structured our executive compensation program in an effort to align management’s interests with those of its shareholders and to attract, retain and motivate talented individuals who will drive the successful execution of the company’s strategic plan. We motivate our executives primarily by “paying for performance,” or rewarding the accomplishment of individual performance and corporate goals through the use of performance-based compensation. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the achievement of financial and strategic corporate goals, as well as departmental and individual performance, determine the short-term and long-term incentive compensation paid to our executives. Our executive compensation programs have a number of features designed to promote these objectives.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement below, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative below, which provide detailed information on the compensation of our named executive officers. The Human Capital Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” section of this proxy statement are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

The Board has adopted a policy providing for an annual advisory resolution to approve executive compensation. In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2025 annual meeting of shareholders:

RESOLVED, that the shareholders of InterDigital, Inc. (the “company”) approve, on an advisory basis, the compensation of the company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the company’s 2025 annual meeting of shareholders.

This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Human Capital Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the Board modifies its policy on the frequency of future “say on pay” votes, the next “say on pay” vote will be held at the 2026 annual meeting of shareholders.

Vote Required and Board Recommendation

The affirmative vote of the majority of votes cast is required to approve this advisory resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

Ratification of Appointment of

Independent Registered Public Accounting Firm

(Proposal 4)

Description

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the company’s independent registered public accounting firm for the year ending December 31, 2025. PwC has served as the independent registered public accounting firm of the company since 2002.

Although ratification of the appointment of PwC is not legally required, the Board is asking the shareholders to ratify the appointment as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm in future years. Even if the shareholders ratify the appointment, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.

Representatives from PwC are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm

Aggregate fees for professional services delivered by PwC for the fiscal years ended on December 31, 2024 and 2023 were as follows:

	2024	2023
Type of Fees
Audit Fees(1)	$1,220,300	$1,242,700
Tax Fees(2)	35,000	141,600
All Other Fees(3)	2,000	2,900

Total	$1,257,300	$1,387,200

(1)

Audit Fees consist of the aggregate fees billed by PwC for the above fiscal years for professional services rendered by PwC for the integrated audit of the company’s consolidated financial statements and the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, for review of the company’s interim consolidated quarterly financial statements included in the company’s quarterly reports on Form 10-Q and for services that are normally provided by PwC in connection with regulatory filings or engagements for the above fiscal years. Such fees also include fees billed by PwC in connection with several international statutory audits and, for 2023, its audit of the financial statements of Convida Wireless, LLC, the company’s joint venture with Sony Corporation of America.

(2)	Tax Fees consist of the aggregate fees billed by PwC for the above fiscal years related to technical advice pertaining to foreign and domestic tax matters.
(3)	All Other Fees consist of the aggregate fees billed by PwC for the above fiscal years for certain accounting research software tools licensed by the company from PwC.

Audit Committee Pre-Approval Policy for Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy that requires the committee to pre-approve all audit and non-audit services to be performed by the company’s independent registered public accounting firm. Unless a service falls within a category of services that the Audit Committee already has pre-approved, an engagement to provide the service requires specific pre-approval by the Audit Committee. Also, proposed services exceeding pre-approved cost levels require specific pre-approval.

Consistent with the rules established by the SEC, proposed services to be provided by the company’s independent registered public accounting firm are evaluated by grouping the services and associated fees under one of the following four categories: Audit Services, Audit-Related Services, Tax Services and All Other Services. All proposed services for the following year are discussed and pre-approved by the Audit Committee, generally at a meeting or meetings that take place during the November or December time period. In order to render approval, the Audit Committee has available for reference a schedule of services and fees approved by category for the current year, and specific details of the proposed services are provided to the Audit Committee.

The Audit Committee has delegated pre-approval authority to its chair for cases where services must be expedited. In cases where the Audit Committee chair pre-approves a service provided by the independent registered public accounting firm, the chair is required to report the pre-approval decisions to the Audit Committee at its next scheduled meeting. The company’s management periodically provides the Audit Committee with reports of all pre-approved services and related fees by category incurred during the current fiscal year, with forecasts of any additional services anticipated during the year.

All of the services performed by PwC related to fees disclosed above were pre-approved by the Audit Committee.

Vote Required and Board Recommendation

The affirmative vote of the majority of votes cast at the annual meeting is required to ratify the appointment of PwC as the company’s independent registered public accounting firm for the year ending December 31, 2025.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE

As more fully described in its charter, the Audit Committee oversees the company’s financial reporting processes on behalf of the Board. In fulfilling our oversight responsibilities, the Audit Committee reviewed and discussed with management the company’s audited consolidated financial statements for the year ended December 31, 2024, including a discussion of the acceptability and appropriateness of significant accounting principles and management’s assessment of the effectiveness of the company’s internal control over financial reporting. Management represented to us that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and considered appropriate in the circumstances to present fairly the company’s financial position, results of operations and cash flows. The Audit Committee also reviewed and discussed with PwC, the company’s independent registered public accounting firm, the matters required to be discussed with the independent registered public accounting firm under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC its independence.

Based on the reviews and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2024, and the Audit Committee retained PwC as the company’s independent registered public accounting firm for the year ending December 31, 2025.

AUDIT COMMITTEE:

John A. Kritzmacher, Chair

Samir Armaly

Joan H. Gillman

The foregoing Audit Committee report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act and shall not otherwise be deemed filed under these acts, except to the extent specifically incorporated by reference.

EXECUTIVE OFFICERS

Set forth below is certain information concerning our executive officers as of March 31, 2025:

Name	Age	Position
Liren Chen	54	President and Chief Executive Officer
Richard J. Brezski	52	Chief Financial Officer and Treasurer
Eeva K. Hakoranta*	60	Chief Licensing Officer
Rajesh Pankaj	60	Chief Technology Officer
Joshua D. Schmidt	41	Chief Legal Officer and Corporate Secretary

*	Effective April 2025, Ms. Hakoranta no longer serves as an executive officer of the company. Ms. Hakoranta has agreed to serve as a strategic advisor to the company through July 4, 2025.

There are no family relationships among the individuals serving as our directors or executive officers. The company’s executive officers are appointed to their respective offices to hold office until their successors are duly appointed. Biographical information on Mr. Chen is discussed under the caption “Election of Directors” above.

Richard J. Brezski is InterDigital’s Chief Financial Officer, responsible for overseeing the company’s finance, accounting, audit, tax, treasury, and facilities functions, including the company’s internal and external financial reporting and analysis. Mr. Brezski joined the company as Director and Controller in May 2003. Mr. Brezski was promoted to Senior Director in July 2006 and in January 2007 was appointed Chief Accounting Officer. In January 2009, Mr. Brezski was promoted to Vice President, Controller and Chief Accounting Officer, and in March 2011 he was appointed to the additional post of Treasurer. In May 2012, he was appointed Chief Financial Officer. Prior to joining InterDigital, Mr. Brezski served as an audit manager for PwC in its technology, information, communications and entertainment practice, where he provided business advisory and auditing services to product and service companies in the electronics, software and technology industries. Mr. Brezski earned a Bachelor of Science in Accountancy from Villanova University and an Executive Master of Business Administration from Hofstra University.

Eeva K. Hakoranta served as InterDigital’s Chief Licensing Officer, responsible for overseeing the company’s complete licensing portfolio and activities until April 2025. Ms. Hakoranta joined InterDigital in 2020 and contributed more than 30 years of experience in the legal and licensing industry. Prior to joining InterDigital, Ms. Hakoranta served more than 13 years at Nokia, most recently as Senior Vice President and Head of IP and Litigation, as well as General Counsel for Nokia Technologies. Prior to leading Nokia’s IP activities, she was influential in building the company’s patent licensing team and significantly growing its licensing revenue. Before Nokia, Ms. Hakoranta served in private practice at Roschier Attorneys Ltd in Helsinki, Finland. Ms. Hakoranta holds an LLM from the University of Helsinki.

Rajesh Pankaj is InterDigital’s Chief Technology Officer, responsible for leading the company’s technology vision and strategy and advancing the company’s technology roadmaps. Dr. Pankaj joined InterDigital in July 2022 from Qualcomm where he oversaw research in 5G, 4G LTE, augmented reality and other technologies. Prior to joining InterDigital, Dr. Pankaj served as the Senior Vice President, Engineering and Head of Corporate R&D at Qualcomm, where he managed a global team of engineers focused on Artificial Intelligence, Edge Computing and new technologies. During his 25 years at Qualcomm, he also served in a variety of other R&D and engineering roles. Dr. Pankaj is an inventor or co-inventor on 230 patents worldwide. Dr. Pankaj holds a PhD in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology and a Bachelor’s of Technology degree from the Indian Institute of Technology, Kanpur.

Joshua D. Schmidt is InterDigital’s Chief Legal Officer and Corporate Secretary, responsible for managing the company’s legal functions. Mr. Schmidt joined InterDigital in 2015 and previously served as Vice President,

Deputy General Counsel, with responsibility for the company’s corporate, commercial, employment and compliance functions, as well as the company’s environmental, social and governance initiatives and was promoted to Chief Legal Officer and Corporate Secretary in October 2021. Prior to that role, Mr. Schmidt served in a variety of roles within InterDigital’s legal department, with primary responsibility for the company’s M&A, corporate governance, and commercial contracting functions. Before joining InterDigital, Mr. Schmidt was an associate at Dechert LLP, where he focused his practice on private and public company M&A, securities offerings, venture capital transactions and joint ventures. Mr. Schmidt holds a Juris Doctor degree from Duke University School of Law and a Bachelor of Science in Business Administration: Finance from the University of Pittsburgh.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) covers all material elements of compensation awarded to, earned by or paid to the company’s Named Executive Officers (“NEOs”) during 2024 and focuses on the principles underlying the company’s executive compensation policies and decisions.

The CD&A discusses the compensation for the following individuals:

NEO	Position as of December 31, 2024
Liren Chen	President and Chief Executive Officer (“CEO”)
Richard J. Brezski	Chief Financial Officer (“CFO”) and Treasurer
Eeva K. Hakoranta*	Chief Licensing Officer
Rajesh Pankaj	Chief Technology Officer
Joshua D. Schmidt	Chief Legal Officer and Corporate Secretary

*	Effective April 2025, Ms. Hakoranta no longer serves as an executive officer of the company. Ms. Hakoranta has agreed to serve as a strategic advisor to the company through July 4, 2025.

Executive Summary

2024 Business Highlights

In 2024, we achieved several significant financial and operational results:

Total Revenue

Delivered record setting financial results with full year 2024 revenue of $869 million, 58% year over year increase and highest annual revenue in the company’s history and compound annual growth rate of 25% over the past four years.

Adjusted EBITDA Margin* Adjusted EBITDA margin was very strong at 63%, a 20 pt improvement over the past four years; adjusted EBITDA grew more than 3.5 times over same timeframe.	EPS Full year GAAP EPS of $12.07 and non-GAAP EPS* of $14.97.	Total Shareholder Return Generated TSR of 81.1% in fiscal 2024 and annualized three-year TSR of 42.0%.

Licensing Agreements Signed 14 new license agreements in 2024 and licensed the top four smartphone vendors and more than 70% of smartphone global shipments annually.	New Patents Drove intellectual property creation from our R&I team with more than 5,000 new patent filings worldwide.	Return of Capital Robust full year cash flow with $272 million net cash provided by operating activities and a total of $236 million to be used to return capital to shareholders and retire debt.

*

Adjusted EBITDA, adjusted EBITDA margin and non-GAAP EPS are non-GAAP financial measures. See Appendix A for an explanation of how these metrics are used and a detailed reconciliation to the most directly comparable GAAP measure.

2024 Compensation Decisions and Actions

The following are highlights of the key compensation decisions made by the Human Capital Committee for 2024:

•

Special one-time performance-based equity award granted to CEO. Our CEO was granted a one-time special equity award in March 2024 that is 100% performance-based and can be earned over seven-years for achievement of new revenue milestones that are key to long-term shareholder value creation.

•

Provided a majority of our executives’ target compensation in equity to align our executives’ interests with that of our shareholders. Approximately 83% of our CEO’s 2024 target compensation and, on average, 72% of 2024 target compensation for our other NEOs was in equity incentives, with approximately 57% of our CEO’s and 50% of our other NEOs’ 2024 equity in the form of performance-based equity awards.

•

Base salaries remained flat. The base salaries of our CEO and our NEOs remained flat for 2024 because the Human Capital Committee believed that their salaries were competitive and that any market adjustments should be focused on short- and long-term incentives to strengthen our executive compensation program’s pay for performance orientation.

•

Paid Short Term Incentive Program (“STIP”) awards out at 200% of target based on superior performance results. Record-setting revenue, including the execution of the Samsung TV Agreement that contributed more than half of our year over year revenue growth, along with above-target patent filings drove maximum payout.

Shareholder Engagement and Results from 2024 Shareholder Advisory Vote on Executive Compensation

At the 2024 annual meeting of shareholders, we held an advisory vote on executive compensation. In 2024, we received shareholder support for our executive compensation programs with say on pay support of approximately 97%. The Human Capital Committee considers the results of the annual advisory vote on executive compensation as a strong data point in its compensation decisions.

The Human Capital Committee actively and directly seeks out feedback from shareholders regarding the executive compensation program. Specifically, in the fall of 2024, the Chair of the Human Capital Committee, our investor relations team, and as appropriate, members of senior management reached out to 25 of our largest investors, which collectively own about three-quarters of our outstanding shares, and ultimately engaged with certain of these investors to discuss and receive input, including about our executive compensation.

In addition, during fiscal year 2024, our investor relations team participated in fourteen investor conferences and five non-deal roadshow events and engaged with existing and prospective institutional investors in over 150 meetings to keep an open dialog about our business and performance. Our investor relations team discusses with our shareholders any subject they wish to raise, subject to the limitations of applicable securities law, including financial activities, strategy, sustainability and executive compensation.

Good Governance Practices and Policies

The Human Capital Committee and the company strive to maintain good governance practices and regularly review and update such practices related to the compensation of our executives, including our NEOs. The following table highlights the responsible practices we have implemented, as well as the practices we have avoided, in order to best serve our shareholders’ long-term interests:

WHAT WE DO	WHAT WE DO NOT DO

✓ We incorporate shareholder feedback into our compensation program design.	☒ We do not have single-trigger payout provisions in our equity award agreements.
✓ We create a balanced compensation program through a mix of fixed and variable short- and long-term incentives.

✓ We cap payouts under our annual STIP to individual employees, including our NEOs, at two times target.	☒ We do not provide golden parachute tax gross-ups.
✓ We have double-trigger change in control payout provisions (i.e., an executive must be terminated in connection with a change in control in order to receive any change in control benefits).

✓ We maintain a clawback policy that allows for recoupment of excess incentive compensation paid to our executive officers in the event of certain accounting restatements.	☒ We do not provide excessive perquisites to executives that other employees at or above the senior director level do not receive.

✓  We have robust target stock ownership levels for our executive officers and directors, defining qualifying stock to include only shares of common stock or vested RSUs held outright or indirectly through the 401k.

☒ We do not permit the hedging of InterDigital stock by any employee, including executives.

✓  We review compensation-related risk with an outside independent compensation consultant on an annual basis to ensure our plans do not create incentives that would put the company at risk of a material adverse effect.

☒ We do not pay out dividend equivalents on unvested RSUs; accrued dividend equivalents are paid out only if and to the extent that the underlying RSU award vests.

What Guides Our Program

Compensation Objectives and Philosophy

The primary purpose of our executive compensation program is to attract, retain and motivate talented individuals who will drive the successful execution of the company’s strategic plan. Specifically, we aim to:

•	attract talented leaders to serve as executives by setting total compensation levels and incentive program targets at competitive levels for comparable roles in the marketplace;

•	retain our executives by providing a balanced mix of base salary and short and long-term incentive compensation;

•

motivate our executives by “paying for performance,” and rewarding individual performance and the accomplishment of corporate goals, as determined by the Human Capital Committee, through performance-based compensation; and

•

align the interests of executives and shareholders by rewarding our executives for increasing our stock price over the long term and maximizing shareholder value with a substantial portion of total compensation in the form of direct ownership in our company through long-term equity awards and meaningful ownership guidelines.

Pay for Performance (Principal Elements of Pay)

Our executive compensation program is intended to hold our executives accountable for business results and compensate them for strong corporate performance and value creation for our shareholders by rewarding performance that meets or exceeds the goals established by the Human Capital Committee. Our NEOs’ 2024 compensation program was comprised of base salary, STIP and long-term compensation program (“LTCP”) awards. Consistent with our compensation philosophy, the actual compensation received by our NEOs will vary based on individual and corporate performance measured against annual and long-term performance goals. Additionally, because a significant percentage of our NEOs’ pay is comprised of equity awards, the value of their pay increases and decreases with changes in our stock price. For 2024, approximately 92% of our CEO’s annual target compensation, and on average, 84% of the target compensation of our other NEOs, was comprised of STIP and LTCP awards and thus variable based on the company’s performance.

The Decision-Making Process

Role of the Human Capital Committee. The Human Capital Committee oversees our executive compensation program and has final approval with respect to the composition, structure and amount of all executive officer compensation. The Human Capital Committee is comprised of at least three independent members of the Board. Guided by its philosophy that the interests of key leadership should be aligned with the long-term interests of the company and its shareholders, the Human Capital Committee annually reviews and approves goals relevant to the performance-based incentive compensation of the CEO and other executive officers. The Human Capital Committee works very closely with management and the Human Capital Committee’s independent consultant to examine the effectiveness of the company’s executive compensation program throughout the year. Details of the Human Capital Committee’s authority and responsibilities are discussed above under “Board Structure and Committee Membership—Human Capital Committee” and are specified in the Human Capital Committee’s charter, which is available on the Investor Relations page of our corporate website.

Role of Executives. As part of the annual performance and compensation review for executives other than the CEO, the Human Capital Committee considers the CEO’s assessment of the other executives’ departmental and individual performances, reviewing major individual accomplishments and other recommendations of the CEO regarding their compensation. The CEO also reports to the Human Capital Committee on the company’s achievement of objectively measurable goals established under performance-based incentive programs, based upon data provided by management.

Role and Independence of Advisors. The Human Capital Committee has authority to retain independent consultants and other experts to assist in carrying out its responsibilities. The Human Capital Committee selects the consultant, negotiates the fees paid and manages the engagement. The Human Capital Committee engages FW Cook, a national executive compensation consulting firm, to advise it and the rest of the Board on matters including, but not limited to, trends in executive compensation, compensation peer group composition, assessing total direct compensation of the executives as compared to the compensation peer group, and short and long-term incentive plan design and compensation of the company’s executive officers. Based on consideration of the factors as set forth in applicable SEC rules and listing standards of the Nasdaq Stock Market, the Human Capital Committee has determined that FW Cook has no conflicts of interest in providing its services. In 2023 and previous years, the Human Capital Committee engaged Pearl Meyer, a national compensation consulting firm, as its compensation consultant.

Factors Considered in Setting Compensation Amounts and Targets. In establishing compensation amounts and incentive program targets for executives, the Human Capital Committee seeks to provide compensation that is competitive under current market conditions and industry practices. Accordingly, the Human Capital Committee annually reviews market data that is comprised of proxy-disclosed data from peer companies and information from nationally recognized published surveys for high-technology companies, adjusted for size.

Consistent with its review practices, in the fall of 2023, former compensation consultant Pearl Meyer assisted the Human Capital Committee with its process of identifying peer group companies for 2024 compensation purposes. The peer group approved by our Human Capital Committee was chosen based on an assessment of each company’s similarity with InterDigital with respect to business model, revenue and market capitalization. The Human Capital Committee’s objective in selecting this peer group was to include a mix of similar-sized public companies with a technology patent/licensing business and companies that operate in the system and application software sectors. Targeted companies generally had revenues between 0.5x and 2.5x InterDigital’s size at the time of the analysis and market capitalization between 0.25x to 5.0x InterDigital’s size. InterDigital has transformed from a telecommunications equipment manufacturer in the 1990s to a global research and development company whose licensing business has expanded beyond wireless to include video and artificial intelligence (“AI”) technologies, and whose technologies are being used in products and services through software. As a result, seven software companies were identified for inclusion in the peer group and five primarily hardware companies were removed. Additionally, Xperi completed a spin off with Adeia, Inc. with the latter maintaining the IP licensing business. As a result, Xperi was replaced with Adeia.

The companies comprising the 2024 compensation peer group were as follows:

Adeia, Inc.	Everbridge, Inc.	Silicon Laboratories, Inc.
ADTRAN, Inc.	LiveRamp Holdings, Inc.	Synaptics Inc.
Aspen Technology, Inc.	Manhattan Associates, Inc.	Universal Display Corp
CSG Systems International, Inc.	Progress Software Corporation
Guidewire Software, Inc.	Qualys, Inc.
Digi International, Inc.	Rambus, Inc.
Dolby Laboratories, Inc.	Semtech Corporation

In early 2024, FW Cook conducted an executive compensation review using peer group and market data from nationally recognized published surveys to provide the Human Capital Committee context on competitive compensation for comparable executive positions. There is no targeted benchmark level of compensation, but the data are used as reference points to guide the Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. The Committee believes that executive pay should be determined using a holistic approach, taking into account a wide variety of factors, such as the importance of each executive officer’s role to the company, individual expertise, experience and performance, retention concerns, internal parity and relevant compensation trends in the marketplace, in making its final compensation determinations.

2024 Executive Compensation in Detail

Base Salary

Base salary is the fixed element of an executive’s cash compensation, which the company pays to afford each executive the baseline financial security necessary to focus on his or her day-to-day responsibilities. Base salaries for the executives are set at competitive levels to attract and retain highly qualified and talented leaders. The Human Capital Committee reviews and approves base salaries for the executives annually, however, executive base salaries are not subject to automatic annual adjustments.

The Human Capital Committee reviews market data and base salaries of executive officers in the company’s compensation peer group and considers the executive’s experience, scope of responsibility, importance to the company and individual performance when setting base salary. Taking into account those factors, no salary adjustments were made in 2024. Set forth below are the 2023 and 2024 base salaries for our NEOs:

NEO	2023	2024	% Increase
Liren Chen	$710,000	$710,000	0%
Richard J. Brezski	$440,000	$440,000	0%
Eeva K. Hakoranta(1)	411,000€	411,000€	0%
Rajesh Pankaj	$490,000	$490,000	0%
Joshua D. Schmidt	$400,000	$400,000	0%

(1)	Ms. Hakoranta received her salary and other cash compensation in euros.

Short-Term Incentive Plan

The annual STIP is designed to reward the achievement of corporate goals and individual accomplishments during each fiscal year. Individual STIP payouts are determined based on performance against pre-determined strategic corporate goals and individual performance. In 2024, the Human Capital Committee increased the Chief Legal Officer’s target bonus from 60% to 75% of base salary to better align with market trends. No other changes were made to the target STIP levels. Bonuses are capped at 200% of target for each executive.

NEO	2023 Target STIP Level (% of Base Salary)	2024 Target STIP Level (% of Base Salary)
Liren Chen	105%	105%
Richard J. Brezski	75%	75%
Eeva K. Hakoranta	75%	75%
Rajesh Pankaj	75%	75%
Joshua D. Schmidt	60%	75%

The STIP is designed to ensure that corporate performance is a primary factor in determining payout. Baseline funding of the STIP is determined entirely on corporate goal achievement with individual performance as a modifier. The STIP payout for 2024 was determined as follows:

Corporate Performance Goals. For 2024, the corporate performance goals for the company’s executives and the relative weights assigned to each were as follows with a maximum payout of 200% of target:

2024 STIP Corporate Performance Goals:
Performance Measure (relative weight)	Description	Goal/Objectives	Determination of Payout Level
Total Revenue (60%)	Achieve specified amount of recognized revenue as reported in our financial statements*	Target is estimated recognized revenue as reported in 2024 financial statements Threshold = $460M Target = $560M

Minimum threshold set, below which would yield 0% achievement

Each $1 million above threshold equals 0.5% achievement up to target; each $1 million achievement above target equals 0.5% achievement above target

Innovation (30%)	Patent filings	Patent filings – meet or exceed specified number of first patent filings Target = 800 first patent filings	Achievement based on % of target filings

Evolution (10%)	Execute Human Capital initiatives	Execute Human Capital initiatives with focus on Cultural Transformation	Bonus element pays out if specific, pre-defined strategic accomplishments are achieved

*	Excludes catch up revenue from Samsung TV Agreement.

These corporate performance goals were structured to challenge and motivate executives and intended to align the executive team around a key set of company performance objectives. The goals further our long-term strategy to be a leading innovator, designer and developer of fundamental, horizontal technologies and to receive fair compensation from the companies that implement our patented innovations in their products and services across licensing programs. We want to grow our licensing revenue, grow and enhance our worldwide patent portfolio and execute on human capital initiatives. Our goal is to foster an environment where employees feel valued, respected and challenged in order to enable our workforce to continue to contribute to the company’s growth and sustained success.

Samsung TV Agreement. In January 2024, we signed a patent license agreement with Samsung Electronics (the “Samsung TV Agreement”) that resulted in approximately $160 million of catch-up revenues in 2024, accounting for approximately 50% of our year-over-year revenue growth in 2024. The terms of the Samsung TV Agreement were finalized in Q4 2023, and the agreement was signed in the first two weeks of 2024. The Human Capital Committee considered that the 2023 STIP would be achieved at 200% of target including the Samsung TV Agreement, but determined that the incremental payout resulting from the Samsung TV Agreement would be deferred by a year and added to the 2024 STIP, requiring our executives to remain through the end of 2024 for payment. The delayed payment for the Samsung TV Agreement provided for a maximum payout of 66% of target for 2024, subject to the 200% of target bonus cap, which reflected the difference between the actual 2023 STIP payout of 134% of target, and the 200% of target achievement that would have resulted by including the Samsung TV Agreement for 2023. Actual payout for the Samsung TV Agreement was reduced from 66% to 49% of target due to the 2024 STIP’s 200% of target cap, and therefore we paid out less for the Samsung TV Agreement than we would have if we had included it for 2023.

To ensure the 2024 revenue goal for our STIP was sufficiently rigorous and did not double-count performance from the 2023 STIP, the Human Capital Committee determined that catch-up sales revenue generated from the Samsung TV Agreement would be excluded when determining achievement of the Total Revenue goal for 2024.

On January 23, 2025, the CEO reported to the Human Capital Committee on the final achievement of the revenue and strategic corporate goals and provided his assessment with respect to individual NEOs’ performance for the year. Total Revenue in 2024 was $869 million, which reflected 58% growth over 2023. For purposes of bonus achievement, only $708 million is included after exclusion of the catch-up revenues from the Samsung TV Agreement. The table below contains details of the achievement of each of the corporate strategic performance components of the STIP, along with the payout assigned to each component according to its level of achievement.

Corporate Strategic Performance Goals: Outcomes
Goal (Target metric weight)	Threshold Payout	Target Payout	Maximum Payout	Achievement	Component Payout

Total Revenue (60%)	$460M 30%	$560M 60%	*	Total Revenue of $708M (excludes Samsung TV catch-up sales revenue)) Each $1M above $560M is 0.5% achievement (achieved 174% of target)	104%

Innovation (30%)	0%	30%	*	985 patent filings (achieved 123% of target)	37%

Evolution (10%)	0%	10%	*	Continued execution of Culture Development Plan (100% achievement)	10%

Delayed 2023 STIP Payout			66%	Samsung TV Achievement	49%
Overall Corporate Achievement			Capped at 200%	200%	200%

*	Although individual goal achievement is not capped, the overall STIP payout is capped at 200%.

Personal Performance Component. The personal performance component of each NEO’s STIP award is based on pre-established criteria and evaluated by the Human Capital Committee at the end of the year. For the CEO, the Human Capital Committee considered the Board’s assessment of his performance, as reflected in the assessment by the non-executive Chairman of the Board.

For 2024, Mr. Chen was further assessed on performance of the strategic corporate goals as his personal achievement of the following:

Goal	Achievements
Revenue/ Financial Strength	InterDigital continued to successfully execute on its strategy to increase revenue above the target, which was set above 2023 actual total revenue. 2024 full year revenue of $869 million grew 58% year over year. Mr. Chen achieved continued revenue growth while maintaining cost discipline, resulting in full-year GAAP EPS of $12.07 and non-GAAP EPS of $14.97.

Innovation	Mr. Chen’s continued emphasis on and support of innovation drove above target achievement in 2024 as well as multiple top 5 ratings of our 5G, video codec and WiFi patent portfolios from LexisNexis.

Evolution	Mr. Chen continued to support the evolution of the corporate culture to drive talent growth and retention.

For the other NEOs, the Human Capital Committee reviewed the performance assessments provided by Mr. Chen with respect to each executive’s individual performance and considered its own direct interactions with each NEO as well. The Human Capital Committee included the impact on achievement of the strategic corporate goals and how well such NEO’s department performed during the year with respect to the department’s goals/primary projects. After completing the evaluations, the Human Capital Committee determined that the personal performance achievement against objectives for each NEO employed by the company at the end of 2024 was as follows:

NEO	Personal Performance Factor (0%-200%)
Liren Chen	100%
Richard J. Brezski	100%
Eeva K. Hakoranta	100%
Rajesh Pankaj	100%
Joshua Schmidt	100%

STIP Payout Calculation. Using the formula presented above, the payout for each executive was based on both Corporate Achievement and Personal Performance. The following table lays out the calculations for each NEO employed by the company at the end of 2024:

NEO	2024 Base Salary ($)	Target as percentage of base salary	Target bonus ($)	Corporate Achievement	Personal Performance	Overall achievement as % of target	Actual Bonus ($)
Liren Chen	710,000	105%	745,500	200%	100%	200%	1,491,000
Richard J. Brezski	440,000	75%	330,000	200%	100%	200%	660,000
Eeva K. Hakoranta(1)	427,000	75%	320,250	200%	100%	200%	640,500
Rajesh Pankaj	490,000	75%	367,500	200%	100%	200%	735,000
Joshua D. Schmidt	400,000	75%	300,000	200%	100%	200%	600,000

(1)	Ms. Hakoranta received her salary and other cash compensation in euros. Amounts were converted to $USD using an exchange rate for 2024 of 1.0386.

Long-Term Compensation Program

The LTCP is designed to align management’s interests with those of the company’s shareholders to maximize the value of the company’s stock over the long term and to enhance retention efforts by incentivizing executive officers to drive the company’s long-term strategic plan. It consists of three components:

Equity Vehicle	What it Does	Vesting Requirements

Performance-based RSUs	Aligns NEO and shareholder interests by tying value to both business results and future stock price.	Achievement of specified performance goals is required for vesting. For performance that falls below threshold achievement, no equity vests; vesting is capped at 200% of target. Performance-based options’ exercise term is 10 years.
Performance-based stock options	Rewards for stock price appreciation and achievement of underlying goals.
Time-based RSUs	Focuses our executives on long-term share ownership and sustained value.	Three-year ratable vesting of shares.

2024 LTCP Grant

The Human Capital Committee determines annually the participation level and components of each executive officer’s LTCP award, considering market data and internal pay equity between the company’s NEOs and other executives to motivate and incentivize performance across the senior management team and encourage collaboration and shared responsibility for executing the company’s strategic plan. In 2024, the Human Capital Committee determined that approximately 58% of our CEO’s LTCP is provided in performance-based equity, split equally between performance-based RSUs and options, with the remaining 42% in time-based RSUs. The LTCP mix for our other NEOs in 2024 was 50% performance-based RSUs and 50% time-based RSUs. The Human Capital Committee approved LTCP awards granted to the company’s employees, including the NEOs other than the CEO, to be granted on March 15, 2024. The Board of Directors approved the LTCP award granted to the CEO, to be granted on March 20, 2024. The 2024 LTCP grants were comprised of the following equity vehicles:

NEO	2024 LTCP Grant: Equity Mix
	Performance- Based RSUs	Performance Based Stock Options	Time- Based RSUs
Liren Chen	29%	29%	42%
Richard J. Brezski	50%	0%	50%
Eeva K. Hakoranta	50%	0%	50%
Rajesh Pankaj	50%	0%	50%
Joshua D. Schmidt	50%	0%	50%

The table below shows the target award values for the 2024 LTCP grant for each of the NEOs:

	Performance- Based RSUs ($)(1)	Performance- Based Stock Options ($)(2)	Time-Based RSUs ($)(1)	Total Value ($)
Liren Chen	2,000,000	2,000,000	3,000,000	$7,000,000
Richard J. Brezski	1,050,000	—	1,050,000	$2,100,000
Eeva K. Hakoranta	1,050,000	—	1,050,000	$2,100,000
Rajesh Pankaj	1,150,000	—	1,150,000	$2,300,000
Joshua D. Schmidt	750,000	—	750,000	$1,500,000

(1)	Award amounts for performance-based and time-based RSUs were determined based on the closing price of InterDigital’s common stock on the date of grant.
(2)	Individual award amounts for options were calculated based on Black-Scholes values; additional information can be found in footnote 5 to the Summary Compensation Table below.

2024 LTCP Time-based RSUs. Time-based RSUs granted to our NEOs in 2024 vest over three years, with one-third of the RSUs vesting and being delivered on or about each of the first three anniversaries of the grant date.

2024 LTCP Performance-Based RSUs and Options. Performance-based RSUs and performance-based options (the “Performance Awards”) from the 2024 LTCP are earned based on the achievement of pre-determined goal(s) set by the Human Capital Committee. The metric for the 2024 LTCP goal is pro forma EBITDA, which measures overall profitability of the company. Pro forma EBITDA is a supplemental non-GAAP financial measure that InterDigital believes provides investors with important insight into our ongoing business performance. Additional information can be found in Appendix A.

The Performance Awards, if earned, may vest at the end of the three-year performance period (January 1, 2024, through December 31, 2026) based on specified threshold, target, and maximum levels of pro forma EBITDA during years two and three of the performance period. The highest consecutive trailing four quarters determines goal achievement. If the threshold level of achievement is not met, there is no payout. Achievement of the threshold performance level will result in 50% of target payout. Goal achievement for performance that falls between the amounts established for threshold, target and maximum achievement above is calculated using linear straight-line interpolation between the target achievement level and the actual achievement level. The payout cannot exceed 200% of target.

2024 Special CEO Equity Award

In March 2024, the Human Capital Committee approved a one-time equity award grant to our CEO in order to retain and continue to incentivize him as the company expands its licensing program and to recognize the record setting growth in revenue, adjusted EBITDA, and non-GAAP EPS that we have experienced during our CEO’s tenure. The grant is 100% performance based, split equally between performance-based RSUs and performance-based options with a target value of $5 million (the “Special CEO Award”).

The following outlines our record growth from 2020 through 2023:

Revenue 53% growth	Adjusted EBITDA 122% growth	Non-GAAP EPS 307%

The Special CEO Award is earned and vests based on the achievement of specified new revenue milestones over a seven-year period, through December 31, 2030. The goals measure revenue from new license agreements that will contribute to the company’s target of $1 billion in annual recurring revenue by 2030. The maximum potential payout of the Special CEO Award cannot exceed 200% of target and Mr. Chen must continue providing service to the company in order to receive the earned shares. Upon approval by the Human Capital Committee that achievement of one or more revenue milestone goals has been met, a portion of the award will vest. The Human Capital Committee believes it was in the best interest of shareholders to provide incentives for our CEO to focus on new revenue milestones, which the company believes will be a significant driver of long-term shareholder value creation. The value of the one-time award is not reflected in the Summary Compensation Table because the most probable outcome of achievement is less than target. Grant values reflected in the Summary Compensation Table are determined in accordance with FASB ASC Topic 718.

2025 LTCP Performance-Based RSUs and Options

During shareholder outreach in 2024, we received feedback that certain shareholders had reservations that our prior LTCP grants measured achievement using the highest trailing four quarters during the performance period. In an effort to be responsive to shareholders, our Human Capital Committee determined that achievement of the 2025 LTCP performance-based RSUs and options would be based on average annual pro forma EBITDA over a full three-year performance period.

Status of Prior LTCP Grants:

2020 LTCP Grant: The 2020 LTCP performance-based RSUs have a five-year performance period (January 1, 2020 through December 31, 2024) and may vest based on achievement of certain China Revenue Platform milestone goals. Each milestone goal achievement provided for a partial vesting (20% of target), upon the meeting each of the five milestones, with each milestone being a specified amount of China Revenue Platform (the amount of revenue from existing contracts for the next 12-month period). The first milestone was achieved in June 2020 and the second and third were achieved in October 2021. The fourth milestone was achieved with the signing of certain licenses in 2024, resulting in an additional 20% of the award vesting on December 15, 2024. All NEOs were participants in the 2020 LTCP and benefited from the vesting of these awards, other than Mr. Chen and Mr. Pankaj, who had not yet joined the company at the time of grant. The remaining unvested performance-based RSUs that had not vested as of December 31, 2024 were forfeited. The milestone goals were set at an additional $35 million of recurring revenue achieved for each milestone. As of the fourth quarter of 2024, the total China Revenue Platform achieved was approximately $159 million.

2022 LTCP Grant: The 2022 LTCP performance-based awards are earned based upon the achievement of specified threshold, target and maximum levels of pro forma EBITDA measured quarterly during years two through five of the performance period, January 1, 2022 through December 31, 2026, on a trailing four quarter basis. The highest consecutive four quarters determines goal achievement. If the threshold level of achievement is not met, there is no payout. There was a check-in period at the end of third year, December 31, 2024. The pro forma EBITDA goal associated with the 2022 LTCP was as follows:

	Threshold	Target	Superior
Pro forma EBITDA	$150M	$200M	$250M

The CEO reported to the Human Capital Committee that the four-quarter period measured from Q1 through Q4 of 2023 exceeded the Superior achievement with a $386 million pro forma EBITDA. In fact, each of the following periods also achieved pro forma EBITDA that exceeded the Superior goal. The Human Capital Committee determined that the company’s goal achievement exceeded the superior performance goal and, as a result, 200% of the performance-based equity vested in March 2025. Pro forma EBITDA is a non-GAAP financial measure. See Appendix A for an explanation of how this metric is used and a detailed reconciliation to the most directly comparable GAAP measure.

CEO New Hire Awards: The Human Capital Committee approved the award of performance-based RSUs and performance-based options (“New Hire Performance Awards”) as part of Mr. Chen’s new hire equity awards in 2021. The actual number of New Hire Performance Awards that may vest is determined by the achievement of Diversified Revenue Platform goals. The goals measure achievement of specified amounts of diversified revenue platform using forecasted revenue for a twelve-month look-forward period. The New Hire Performance Awards may vest at any time through December 31, 2025.

The size of the license agreements completed in 2024 combined with their long-term tenure, resulted in the application of Revenue Value Credit multiplier to the diversified revenue platform achieved. The Human Capital Committee determined that the sixth and final milestone was achieved in 2024 which drove an additional 90% payout of the New Hire Performance Awards. Total payout on the New Hire Performance Awards cannot exceed 300% of target. The Diversified Revenue Platform goal was set to measure revenue from companies based in China, India and other locations from where we have not generally licensed and based on license agreements signed after March 1, 2021. The specific revenue goal, the % of total achievement and date achieved is described below:

	Diversified Revenue Platform	% of Target Aggregate Vest	Date Achieved
Milestone 1	$25M	30%	Q3 2021
Milestone 2	$60M	60%	Q3 2021
Milestone 3	$95M	100%	Q3 2021
Milestone 4	$130M	150%	Q3 2021
Milestone 5	$155M	210%	Q3 2023
Milestone 6	$205M	300%	Q4 2024

Other Compensation-Related Practices, Policies and Guidelines

Stock Ownership Guidelines

To align the interests of our executive officers with those of our shareholders, the company has established stock ownership guidelines for its executive officers. The CEO’s target ownership level is an amount of company stock with a value of at least six times his current annual base salary. The company’s other executive officers are expected to own an amount of company stock with a value of at least two times their current annual base salary. The guidelines were amended in March 2025 to provide that the CEO’s target ownership level is at least six (up from five) times his annual salary.

For purposes of calculating the value of company stock holdings, each share is priced at a price per share/unit equal to the average closing price of the company’s common stock for the 200 trading days leading up to and including the calculation date. The 200-day average closing price was also amended to be calculated annually on June 1 each year, instead of on the date of the company’s annual meeting of shareholders.

Any executive who has not reached or fails to maintain their target ownership level must retain at least 50% of any after-tax shares derived from the vesting of any awards or from exercised options until their level is met. An executive may not make any disposition of shares that results in their holdings falling below the target level without the express approval of the Human Capital Committee. As of December 31, 2024, all of our executive officers were in compliance with the guidelines.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have a formal policy regarding the timing of awards of options in relation to our disclosure of material nonpublic information. Typically, the Human Capital Committee approves the amount and timing of the annual grant, including any option component thereof, at its regular quarterly meeting during first fiscal quarter. The Human Capital Committee does not grant option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

No stock options were granted during 2024 in the periods beginning four business days before the filing of a quarterly report on Form 10-Q, the filing of an annual report on Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such report.

Clawback Policy

The company adopted a revised Clawback Policy in 2023, in compliance with applicable rules of Nasdaq and Section 10D and Rule 10D-1 of the Exchange Act. The policy requires the company to recover any incentive-based compensation from NEOs in the event of any accounting restatement as a result of the company’s material non-compliance with financial reporting requirements, to the extent that the incentive-based compensation exceeds the amount that the executive would have received based on the restated financial statements. The policy allows recoupment from certain other executives of the company. The Board delegated authority to the Human Capital Committee to oversee the policy’s administration.

Savings and Protection and Nonqualified Deferred Compensation Plans

The company’s Savings and Protection Plan (“401(k) Plan”) is a tax-qualified retirement savings plan pursuant to which employees, including NEOs, are able to contribute the lesser of 100% of their annual base salary and bonus or the annual limit prescribed by the Internal Revenue Service (“IRS”) on a pre-tax basis. The company provides a 50% matching contribution on the first 6% of an employee’s eligible earnings contributed to the 401(k) Plan, up to the cap mandated by the IRS. The company offers this benefit to encourage employees to save for retirement and to provide a tax-advantaged means for doing so.

As noted above, the IRS imposes limits on the amounts that an employee may contribute annually to a 401(k) Plan account. The company’s nonqualified deferred compensation plan (the “Deferred Compensation Plan”) provides a select group of management and highly compensated employees, including the NEOs, with an opportunity to defer up to 40% of their base salary and up to 100% of their STIP payment. For 2024, the company matched up to 50% of the first 6% of the participant’s eligible deferrals, determined on a combined plan basis taking into account deferred amounts under both the Deferred Compensation Plan and the 401(k) Plan. Matching contributions are made once annually after the end of the year. Participants vest one-third in company matching contributions after one year of service, two-thirds after two years of service and fully after three years of service, a vesting schedule identical to the 401(k) Plan. For more information about the nonqualified deferred compensation plan, see “Nonqualified Deferred Compensation.”

Severance Arrangements with NEOs

The company amended and restated the InterDigital, Inc. Executive Severance and Change in Control Policy (the “Executive Severance Policy”), which automatically renews for additional successive one-year periods (unless the company provides notice of non-renewal at least 30 days before the expiration of the term (as extended by any renewal period)), in July 2024. The policy applies to all NEOs except for Ms. Hakoranta, whose severance arrangements, in compliance with local law, are set forth in her employment agreement. Among other things, the Executive Severance Policy provides severance payments and benefits upon certain qualifying terminations of employment, including upon termination of the NEO’s employment by the company without Cause, and provides for enhanced payments and benefits if such termination occurs on or within one year after a Change in Control (two years for the CEO), each as defined in the Executive Severance Policy. Ms. Hakoranta’s employment agreement provides similar payments and benefits. The amendment provided for a change to the severance amount payable upon termination after a Change in Control for the CEO from 250% to 200% of base salary and from 100% to 200% of target bonus. For more information regarding the provisions governing these termination scenarios, please see “Potential Payments upon Termination or Change in Control.”

Additionally, the Human Capital Committee amended all performance-based equity award agreements (applicable to all outstanding and future awards) to provide that in the event of a change in control, performance-based equity would be deemed earned based on the greater of target or actual performance, measured as of the day immediately prior to the Change in Control, and subject to service-based vesting requirements. After a review of the company’s executive severance practices, the Human Capital Committee determined it to be in the best interest of the company and its shareholders to approve these amendments.

Compensation-Related Risk Assessment

We have assessed our employee compensation policies and practices and determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the company. In reaching this conclusion, the Human Capital Committee considered all components of our compensation program and assessed any associated risks. The Human Capital Committee also considered the various strategies and measures employed by the company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time-and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; (iii) limits on the maximum goal achievement levels and overall payout amounts under STIP and LTCP awards; (iv) the company’s adoption of, and adherence to, various compliance programs, including the Code of Ethics, a clawback policy, a contract review and approval process and signature authority policy and a system of internal controls and procedures; and (v) the oversight exercised by the Human Capital Committee over the performance metrics and results under the STIP and the LTCP. In addition, our compensation programs are reviewed with the Human Capital Committee’s compensation consultant on an annual basis to ensure plans do not create incentives that would put the company at excessive risk. Most recently, FW Cook reviewed our compensation programs. Based on the assessment described above, the Human Capital Committee concluded that any risks associated with our compensation policies and practices were not reasonably likely to have a material adverse effect on the company.

Taxation of Executive Compensation

For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to certain “covered employees,” including our named executive officers, under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), subject to certain limited exceptions (which may not be applicable to us). Nevertheless, our board of directors believes that it should not be constrained by the requirements of Section 162(m) if those requirements would impair flexibility in compensating our named executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) where the Company believes it is appropriate to do so.

Accounting for Share-Based Compensation

We follow FASB ASC Topic 718 for our share-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based compensation awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render services in exchange for the option or other award.

Human Capital Committee Report

The Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on its review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the company’s Annual Report on Form 10-K.

HUMAN CAPITAL COMMITTEE:

Jean F. Rankin, Chair

Derek Aberle

S. Douglas Hutcheson

John D. Markley, Jr.

The foregoing Human Capital Committee report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under these acts, except to the extent specifically incorporated by reference.

Summary Compensation Table

The following table contains information concerning compensation awarded to, earned by or paid to our NEOs in the last three years (unless the NEO was not an executive officer of the company during such year). Our NEOs consist of: (i) Liren Chen, our President and CEO; (ii) Richard J. Brezski, our CFO and Treasurer; (iii) Eeva K. Hakoranta, our Chief Licensing Officer who ceased to be an executive officer in April 2025; (iv) Rajesh Pankaj, our Chief Technology Officer; and (v) Joshua D. Schmidt, our Chief Legal Officer and Corporate Secretary. Additional information regarding the items reflected in each column follows the table.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Liren Chen	2024	710,000		4,000,000	1,000,000	1,491,000	56,868	7,257,868
President and Chief Executive Officer	2023 2022	706,000 690,000	500,000	2,250,000 1,650,025	750,000 550,000	998,970 1,380,000	68,190 54,762	4,773,160 4,824,787
Richard J. Brezski	2024	440,000		1,575,000		660,000	29,961	2,704,961
EVP, Chief Financial Officer and Treasurer	2023	433,221		1,125,000	—	442,200	34,604	2,035,025
	2022	402,500		880,019	—	603,750	27,117	1,913,386
Eeva K. Hakoranta(8)	2024	427,000		1,575,000		640,500	1,535	2,644,035
Chief Licensing Officer	2023	447,385		1,125,000	—	457,000	1,535	2,038,535
	2022	423,852		880,019	—	594,564	1,535	1,864,255
Rajesh Pankaj	2024	490,000		1,725,000		735,000	6,327	2,956,327
Chief Technology Officer	2023	490,000	466,667	1,125,000	—	492,450	31,055	2,605,172
	2022	233,692	233,333	3,660,037	—	735,000	69,292	4,931,354
Joshua D. Schmidt	2024	400,000		1,125,000		600,000	13,656	2,138,656
Chief Legal Officer and Corporate Secretary	2023	390,961		750,000	—	321,600	11,177	1,473,738

(1)	Base salary increases, as applicable, for 2024, 2023, and 2022, became effective on March 1 of each year. Amounts reported reflect the value of base salary earned by each NEO during such years.
(2)

In connection with his hiring as CEO in April 2021, Mr. Chen received a sign-on cash bonus, the final third of which was paid in 2022. In connection with his hiring as CTO in 2022, Mr. Pankaj received a sign-on cash bonus, the final portions of which were received in January and July 2023.

(3)

Amounts reported reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for time-based RSU awards granted during the designated fiscal year. The assumptions used in valuing these awards are incorporated by reference to Notes 2 and 13 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2024. Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our employees is generally equal to the grant date fair value of the awards and is recognized over the vesting periods applicable to the awards.

(4)

Amounts reported also reflect the value at the grant date of performance-based RSUs granted in such years based upon the probable outcome of the performance conditions for such awards, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in valuing these awards are incorporated by reference to Notes 2 and 13 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2024.

On March 15, 2024, the company granted performance-based RSU awards to its NEOs other than the CEO. The CEO received performance-based RSUs granted as part of the annual Long-Term Compensation Program on March 20, 2024. As of the respective grant dates, consistent with the estimates determined as of the respective grant dates under FASB ASC Topic 718, the probable outcome of the performance conditions for these grants was estimated at 50% achievement and as a result, the grant date fair value was 50% of the target grant values. On March 31, 2024, the company granted performance-based RSUs to the CEO as part of a one-time Special CEO Award. As of the grant date, consistent with estimates determined as of the respective grant dates under FASB ASC Topic 718, the probable outcome of the performance conditions for this grant was estimated to be 0% achievement and as a result, the grant date fair value was 0% of the target grant value.

The following table sets forth the grant date fair value of the performance-based RSUs granted to the NEOs in 2024 assuming that the highest level of performance conditions will be achieved and the grants vest at their maximum level of 200% of target:

NEO	Maximum Value Performance-Based RSUs – one-time Special CEO Award ($)	Maximum Value Performance-Based RSU Awards 2024 LTCP ($)
Liren Chen	5,000,000	4,000,000
Richard J. Brezski		2,100,000
Eeva K. Hakoranta		2,100,000
Rajesh Pankaj		2,300,000
Joshua D. Schmidt		1,500,000

(5)

Amounts reported reflect the value recognized for financial reporting purposes in accordance with FASB ASC Topic 718. During 2024, the company granted performance-based options to Mr. Chen, as part of the 2024 LTCP and also as part of the Special CEO Award. As of the grant date, consistent with the estimates determined as of the respective grant dates under FASB ASC Topic 718, the probable outcome of the performance conditions for the performance options granted under the 2024 LTCP was estimated at 50% achievement, and therefore the grant date fair value was 50% of the target grant value. The probable outcome of the performance conditions for the performance options granted to the CEO as part of the Special CEO Award was estimated at 0% achievement, and therefore the grant date fair value was 0% of the target grant value.

Assuming that the highest level of performance conditions will be achieved and the grant vests at its maximum level of 200% of target, the grant date fair value of the performance-based stock options granted to Mr. Chen under the 2024 LTCP would be $4,000,000 The weighted-average assumptions underlying this valuation under the Black-Scholes option pricing model are as follows: expected term of 6.49 years; volatility of 31.98%; a risk-free interest rate of 4.23%; and a dividend yield of 1.55%.

Assuming that the highest level of performance conditions will be achieved and the grant vests at its maximum level of 200% of target, the grant date fair value of the performance-based stock options granted to Mr. Chen as part of the Special CEO Award would be $5,000,000. The weighted-average assumptions underlying this valuation under the Black-Scholes option pricing model are as follows: expected term of 6.69 years; volatility of 31.53%; a risk-free interest rate of 4.16%; and a dividend yield of 1.51%.

(6)	Amounts reported include the value of payouts earned under the company’s 2024 STIP.
(7)	The following table details each component of the “All Other Compensation” column in the Summary Compensation Table for fiscal year 2024:

NEO	401(k) Plan Matching Contributions ($)(a)	Supplemental LTD ($)(b)	Deferred Compensation Plan Matching Contributions ($)(c)	Total ($)
Liren Chen	10,350	5,599	40,919	56,868
Richard J. Brezski	9,654	3,495	16,812	29,961
Eeva K. Hakoranta		1,535		1,535
Rajesh Pankaj		6,327		6,327
Joshua D. Schmidt	10,350	3,306		13,656

(a)

Amounts represent company matching contributions to all employees, including the NEOs, on 50% of the first 6% of the employee’s eligible salary and annual bonus contributed to the 401(k) Plan, up to the maximum amount permitted by the Internal Revenue Service.

(b)	Amounts represent premium amounts paid by the company for supplemental executive long-term disability insurance for the benefit of such NEO.
(c)

Amounts represent company matching contributions made pursuant to the company’s nonqualified deferred compensation plan for NEO contributions. For more information, see “Nonqualified Deferred Compensation.”

(8)	Ms. Hakoranta receives her salary and other cash compensation in euros. 2024 amounts were converted to USD using an exchange rate of 1.0386.

Grants of Plan-Based Awards in 2024

The following table summarizes the grants of (i) cash awards under the STIP and (ii) options (OPT), time-based RSU awards (TRSU) and performance-based RSU awards (PSU), each made to the NEOs during the year ended December 31, 2024. Each of these types of awards is discussed in “Compensation Discussion and Analysis” above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)(5)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Liren Chen	STIP		0	745,500	1,491,000
	OPT	3/20/2024				28,153	56,306	112,612		104.15	1,000,000
	TRSU	3/20/2024							28,805		3,000,000
	PSU	3/20/2024				9,602	19,203	38,406			1,000,000
Special CEO Award(6)	OPT	3/31/2024				17,175	68,700	137,400		106.46	0
	PSU	3/31/2024				5,871	23,483	46,966			0
Richard J. Brezski	STIP		0	330,000	660,000
	TRSU	3/15/2024							10,235		1,050,000
	PSU	3/15/2024				5,118	10,235	20,470			525,000
Eeva K. Hakoranta(7)	STIP		0	341,250	682,500
	TRSU	3/15/2024							10,235		1,050,000
	PSU	3/15/2024				5,118	10,235	20,470			525,000
Rajesh Pankaj	STIP		0	367,500	735,000
	TRSU	3/15/2024							11,210		1,150,000
	PSU	3/15/2024				5,605	11,210	22,420			575,000
Joshua D. Schmidt	STIP		0	300,000	600,000
	TRSU	3/15/2024							7,311		750,000
	PSU	3/15/2024				3,656	7,311	14,622			375,000

(1)

Amounts reported represent the potential threshold, target and maximum STIP payouts depending on the level of performance achieved under the STIP for fiscal 2024. Such amounts ranged from 0% (if threshold not met for revenue goal) to 200% of the target payout, representing the maximum payout possible under the STIP. For all NEOs, the actual amount earned for fiscal 2024, which is reported in the Summary Compensation Table above, was based on the company’s achievement of the 2024 strategic corporate goals established by the Human Capital Committee and individual performance of the NEO during 2024.

(2)

Amounts reported represent the potential threshold, target and maximum number of PSUs the NEO could earn, measured as of the grant date, pursuant to his or her PSU award for the 2024 LTCP. 100% achievement of the performance goal associated with the award results in a 100% payout of the associated target amounts. Goal achievement for performance that falls between the amounts established for threshold, target and maximum achievement is calculated using straight-line interpolation between the target achievement level and the actual achievement level, with a threshold payout of 50% of target and a maximum payout of 200% of target.

(3)	Amounts reported represent the potential threshold, target and maximum number of performance-based stock options our CEO could earn, measured as of the grant date. 100% achievement of the performance goal associated with the award results in a 100% vesting of the associated target number of options. Goal achievement for performance that falls between the amounts established for threshold, target and maximum achievement is calculated using straight-line interpolation between the target achievement level and the actual achievement level, with a threshold vesting of 50% of target and a maximum vesting of 200% of target.
(4)

Grant date fair value of RSU awards is determined in accordance with FASB ASC Topic 718. The TRSU awards granted in 2024 are scheduled to vest ratably over a three year period. Amounts reported for PSUs are based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. As of the date of grant, the probable outcome of the performance conditions for the PSUs granted pursuant to the 2024 LTCP was estimated at an expected achievement of 50%, and, as a result, their grant date fair value was 50% of the target grant value. See footnote 4 to the Summary Compensation Table above for the grant date fair value of the PSUs granted to the NEOs in 2024 assuming that the highest level of performance conditions will be achieved and the grants vest at their maximum level of 200% of target. Grant date fair value of the PSUs and performance-based options granted pursuant to the Special CEO Award are based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. As of the grant date the probable outcome of the performance conditions for the Special CEO Award was estimated at an expected achievement of 0%. The terms of the Special CEO Award are described in the “Compensation Discussion and Analysis.”

(5)

Grant date fair value of performance-based option awards is determined in accordance with FASB ASC Topic 718. Amounts reported reflect the value at the grant date of the performance-based stock options granted in 2024 based upon the probable outcome of the performance conditions for such awards, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. As of the date of grant, the probable outcome of the performance conditions for these performance-based options granted pursuant to the 2024 LTCP was estimated at an expected achievement of 50%, and, as a result, their grant date fair value was 50% of the target grant value. See footnote 5 to the Summary Compensation Table above for the grant date fair value of the performance-based stock options granted to Mr. Chen in 2024 assuming that the highest level of performance conditions will be achieved and the grants vest at their maximum level of 200% of target.

(6)

Amounts reported represent the potential threshold, target and maximum number of performance-based RSUs and options the CEO could earn, pursuant to the Special CEO Award and measured as of the grant date. The performance based RSUs and options would vest based on achievement of certain revenue milestones achieved over a seven-year period. The threshold is funded upon achievement of the first of six milestones. Upon achievement of the fourth milestone, 100% vesting of the associated target number of RSUs and options would be achieved. Maximum vesting of 200% of target would occur upon achievement of the sixth milestone.

(7)	Ms. Hakoranta receives her salary and other cash compensation in euros. Amounts were converted to USD using an exchange rate of 1.0386.

Outstanding Equity Awards at 2024 Fiscal Year End

The following table sets forth information concerning outstanding option and stock awards of the NEOs as of December 31, 2024.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Liren Chen	4/15/2021	79,418		5,530	73.15	4/15/2031
	4/15/2021 (new hire)	301,629			73.15	4/15/2031
	4/15/2021(7)								3,653	707,659
	3/15/2022(8)			108,482	62.19	3/15/2032
	3/15/2022						6,213	1,203,582
	3/15/2022(8)								37,278	7,221,494
	3/31/2023(9)			31,340	72.90	3/31/2033
	3/31/2023						13,968	2,705,881
	3/31/2023(9)								10,477	2,029,604
	3/20/2024(10)			28,153	104.15	3/20/2034
	3/20/2024						29,103	5,637,833
	3/20/2024(10)								9,701	1,879,278
	3/31/2024(11)			17,057	106.46	3/31/2034
	3/31/2024(11)								5,908	1,144,498
Richard J. Brezski	3/15/2020(12)								2,207	427,540
	3/31/2021(7)								1,491	288,837
	3/15/2022						3,728	722,188
	3/15/2022(8)								14,911	2,888,559
	3/31/2023						7,055	1,366,695
	3/31/2023(9)								5,292	1,025,166
	3/15/2024						10,341	2,003,259
	3/15/2024(10)								5,170	1,001,532
Eeva K. Hakoranta	3/15/2020(12)								663	128,436
	3/31/2021(7)								1,220	236,338
	3/15/2022						3,728	722,188
	3/15/2022(8)								14,911	2,888,559
	3/31/2023						7,055	1,366,695
	3/31/2023(9)								5,292	1,025,166
	3/15/2024						10,341	2,003,259
	3/15/2024(10)								5,170	1,001,532
Rajesh Pankaj	8/15/2022						4,502	872,127
	8/15/2022(8)								18,013	3,489,478
	8/15/2022 (new hire)						15,013	2,908,318
	8/15/2022 (new hire)(8)								22,517	4,361,993
	3/31/2023						7,055	1,366,695
	3/31/2023(9)								5,292	1,025,166
	3/15/2024						11,326	2,194,073
	3/15/2024(10)								5,663	1,097,036

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Joshua D. Schmidt	3/15/2020(12)								129	24,990
	3/31/2021(7)								608	117,782
	3/15/2022						2,203	426,765
	3/15/2022(8)								8,812	1,707,061
	3/31/2023						4,703	911,065
	3/31/2023(9)								3,528	683,444
	3/15/2024						7,387	1,431,010
	3/15/2024(10)								3,693	715,408

(1)

Amounts reported represent awards of performance-based options as part of Mr. Chen’s new hire compensation package and annual LTCP grant which vested upon the achievement of specified pre-approved milestones or goals.

(2)

Includes threshold, achievement of next specified pre-approved milestone or actual performance, for performance period ending December 31, 2024, number of performance-based options granted for applicable LTCP or Special CEO Award.

(3)	All awards granted are time-based RSUs granted under the LTCP and include outstanding dividend equivalents. All time-based RSUs vest ratably, one third each year on the anniversary of grant date.
(4)	Values reported were determined by multiplying the number of unvested time-based RSUs by $193.72, the closing price of our common stock on December 31, 2024.
(5)

Numbers reported represent the number of performance-based RSUs that would vest upon achievement of threshold performance, achievement of next specified pre-approved milestone or actual achievement pursuant to awards of performance-based RSUs made under the LTCP or as part the Special CEO Award and include dividend equivalents.

(6)	Values reported were determined by multiplying the reported number of unvested performance-based RSUs by $193.72, the closing price of our common stock on December 31, 2024.
(7)

Threshold number of performance-based RSUs granted for the 2021 LTCP which are eligible to vest upon the achievement of the next specified pre-approved milestone, on the 15th of the month following certification by the Human Capital Committee that the milestone goal was achieved, prior to December 31, 2025.

(8)

Number of performance-based options or RSUs granted for the 2022 LTCP eligible to vest at maximum performance. Eligible to vest on March 15, 2025 or 2027, subject to the achievement of pre-approved goals established by the Human Capital Committee measured as of December 31, 2024 or 2026. The Human Capital Committee determined that the goal achievement measured as of December 31, 2024 exceeded maximum, therefore, the maximum number of performance based options and RSUs vested on March 15, 2025.

(9)

Number of performance-based RSUs or options granted for the 2023 LTCP eligible to vest at threshold. Eligible to vest on March 15, 2026, subject to the achievement of pre-approved goals established by the Human Capital Committee measured as of December 31, 2025.

(10)

Number of performance-based RSUs or options granted for the 2024 LTCP eligible to vest at threshold. Eligible to vest on March 15, 2027, subject to the achievement of pre-approved goals established by the Human Capital Committee measured as of December 31, 2026.

(11)

Number of performance-based RSUs or options granted for the Special CEO Award eligible to vest at threshold. Eligible to vest upon the achievement of the next specified pre-approved milestone on the 15th of the month following the certification by the Human Capital Committee that the milestone goal was achieved, prior to December 31, 2030.

(12)

Number of performance-based RSUs granted for the 2020 LTCP eligible to vest upon the achievement of the next specified pre-approved milestone, on the 15th of the month following certification by the Human Capital Committee that the milestone award was achieved, prior to December 31, 2024.

Option Exercises and Stock Vested in 2024

The following table sets forth information, on an aggregated basis, concerning stock options exercised and stock awards vested during 2024 for the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Liren Chen	—	—	89,872	11,841,962
Richard J. Brezski			24,151	2,889,046
Eeva K. Hakoranta	—	—	18,779	2,063,323
Rajesh Pankaj	—	—	22,947	3,018,671
Joshua D. Schmidt	—	—	10,095	1,164,214

(1)	Includes dividend equivalents accrued and paid out in additional shares of common stock upon the vesting of the underlying awards.
(4)	Amounts reported represent the number of shares vested multiplied by the closing price of our common stock on the vesting date.

Nonqualified Deferred Compensation

In 2013, the company introduced a nonqualified deferred compensation plan to complement the 401(k) Plan. The IRS imposes limits on the amounts that an employee may contribute annually to a 401(k) Plan account. The deferred compensation plan provides the company’s directors and designated select group of highly compensated employees, including the NEOs, with an opportunity to set aside additional compensation for their retirement. Pursuant to the terms of the deferred compensation plan, each eligible employee may elect to defer base salary and STIP payouts, and non-employee members of the Board may elect to defer Board fees, in each case, on a pre-tax basis and up to a maximum amount selected annually by the Human Capital Committee.

An employee participant or director may allocate deferrals to one or more deemed investments under the deferred compensation plan. The amount of earnings (or losses) that accrue to a participant’s account attributable to deferrals depends on the performance of investment alternatives selected by the participant. The deemed investment options are currently similar to those available under the 401(k) Plan. However, a participant’s election of investment alternatives as measuring devices for determining the value of a participant’s account does not represent actual ownership of, or any ownership rights in or to, the investments to which the investment alternatives refer, nor is the company in any way bound or directed to make actual investments corresponding to such deemed investments.

The company will not make any matching or discretionary contributions to the accounts of directors. However, the company may, but is not required to, make matching or discretionary contributions in cash to the accounts of employee participants. Any such company contributions are subject to a vesting schedule as determined by the Human Capital Committee. The specific terms for each plan year, including eligible compensation, minimum and maximum deferral amounts (by percentage of compensation) and matching terms, are determined by the Human Capital Committee.

Employee participant and director account payment obligations are payable in cash on a date or dates selected by the employee participant or director or upon certain specified events such as termination of employment, death or disability, subject to change in certain specified circumstances. An employee participant or director may elect to defer to a single lump-sum payment of his or her account, or may elect payments over time.

For the 2024 plan year, eligible employees could elect to defer from 1% to 40% of their base salary and from 1% to 100% of their STIP. Matching contributions are determined on a combined plan basis taking into account deferred amounts under both the 401(k) Plan and the deferred compensation plan. Deferral elections had to be made by December 31, 2023. For 2024, a participant’s combined match for the 401(k) and deferred compensation plan was 50% of the combined deferrals up to 6% of the participant’s eligible deferrals, and matching contributions under the deferred compensation plan were deemed to be notionally invested in investment alternatives elected by the NEO that are similar to those available to participants in the 401(k) Plan. Matching contributions are made once annually after the end of the year. Matching contributions vest ratably based on years of service of the participant over three years in one-third increments, with the first vesting occurring after one year of service.

The following table sets forth the relevant NEO information regarding the deferred compensation plan for 2024.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Liren Chen	1,033,228	41,369	1,682,858	24,667	8,863,196
Richard J. Brezski	44,000	16,566	75,010	73,460	707,846
Eeva K. Hakoranta	—	—	—	—	—
Rajesh Pankaj	—	—	—	—	—
Joshua D. Schmidt	—	—	—	—	—

(1)

Contributions include deferred 2024 salary amounts and deferred 2023 STIP amounts (corresponding to the portion of the 2023 STIP amount paid in 2024). The payouts of the 2024 STIP were not made until 2025. As a result, any deferrals of the 2024 STIP are not reflected in this column. For Messrs. Chen and Brezski, $284,000 and $44,000, respectively, was included in the “Salary” column of the Summary Compensation Table.

(2)

For the 2024 plan year, the company matched deferrals up to 50% of the first 6% of the participant’s base salary and annual bonus, determined on a combined plan basis taking into account amounts deferred under both the 401(k) Plan and the deferred compensation plan during the 2024 calendar year. The amounts disclosed in this column reflect matching contributions (made by the company in 2025) for 2024 NEO deferral contributions. Amounts are included in the “All Other Compensation” column of the Summary Compensation Table for fiscal year 2024.

(3)

The company does not pay guaranteed, above-market or preferential earnings on deferred compensation. Therefore, the amounts in this column are not included in the Summary Compensation Table. Balances include earnings (losses) credited to the NEO’s account from notional investment alternatives elected by the NEO from alternatives that are similar to those available to participants in the 401(k) Plan.

(4)	Aggregate balance consists of employee contributions made in 2013 through 2024, company matching contributions for 2013 through 2024 and notional investment earnings through 2024.

Set forth below are the amounts reported in the aggregate balance that were previously reported in the “Salary,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” columns of the Summary Compensation Table for fiscal years 2013 through 2023, in the aggregate:

Name	Salary ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)
Liren Chen	749,323	1,951,880	3,056,931
Richard J. Brezski	384,112	19,500	125,597
Eeva K. Hakoranta	—	—	—
Rajesh Pankaj	—	—	—
Joshua D. Schmidt	—	—	—

The deferred compensation plan was implemented in 2013. Therefore, there are no amounts included that were reported as compensation to any NEO prior to 2013.

Potential Payments upon Termination or Change in Control

InterDigital, Inc. Executive Severance and Change in Control Policy

As discussed above in “Compensation Discussion and Analysis,” all NEOs except for Ms. Hakoranta, are eligible for benefits pursuant to the Executive Severance Policy, which provides for severance pay and benefits, among other things, in certain events of termination of employment, as described below. Ms. Hakoranta’s severance arrangements, in compliance with local law, are set forth in her employment agreement, which provides similar payments and benefits. In 2024, we amended our Executive Severance Policy to align with peer practice, while maintaining best governance practices. Our policy continues to require both a Change in Control and a qualified termination in order to receive any change in control benefits (“double-trigger”) and does not provide for any excise tax gross-ups.

Pursuant to the terms of the Executive Severance Policy, in the event of a termination other than for Cause, death or disability, and provided the NEO executes a separation agreement in a form acceptable to the company (which may include, among other things, a broad release of all claims against the company, a non-disparagement, a non-solicitation and other standard restrictive covenant provisions) (a “Separation Agreement”), the NEO would be entitled to receive: (i) severance in an amount equal to one and a half times base salary then in effect (or, in the case of our CEO two times the sum of his base salary then in effect) paid over a period of 18 months; (ii) health coverage on terms and conditions comparable to those most recently provided for the period of one year (or, in the case of our CEO, 18 months) commencing upon the date of termination; (iii) outplacement services in an amount not to exceed $10,000, paid by the company directly to the entity providing such services and (iv) pro-rata vesting of outstanding equity awards pursuant to the terms of the applicable award agreements.

If the company terminates an NEO other than for Cause or such NEO terminates employment with us for Good Reason, in each case within one year (in the case of our CEO, two years) following a Change in Control of the company and provided that he or she executes a Separation Agreement, pursuant to the terms of the Executive Severance Policy, the NEO would be, entitled to (i) severance in an amount equal to two times base salary then in effect plus one times the target bonus under the STIP then in effect (in the case of our CEO, two times the target bonus) and (ii) an amount equal to the cost of continued health coverage on terms and conditions comparable to those most recently provided for the period of 24 months, in each case, paid in a lump sum 60 days after date of termination. Termination for Good Reason means the NEO’s resignation of employment with the company follows the occurrence of one or more of the following, in each case without the NEO’s consent: (i) a material diminution in the NEO’s base salary or in the NEO’s target bonus opportunity under the STIP as in effect for the year in which the termination occurs; (ii) a material diminution in the NEO’s title, authority, duties or responsibilities; (iii) a material failure to comply with payment of the NEO’s compensation;

(iv) relocation of the NEO’s primary office more than 50 miles from the NEO’s current office; or (v) any other action or inaction that constitutes a material breach by the company of the Executive Severance Policy or the company’s NDAIA.

Under the Executive Severance Policy, Change in Control has the same meaning as set forth in the company’s 2017 Equity Plan.

The following table summarizes the benefits that become payable to an NEO at, or following, retirement, resignation, Change in Control, qualifying termination after Change in Control, termination with Cause, resignation with Good Reason, and termination due to death or disability, including severance payments payable pursuant to the Executive Severance Policy or Employment Agreement in the case of Ms. Hakoranta, Chief Licensing Officer, as well as the vesting of outstanding equity awards:

	Resignation/ Retirement(1)	Resignation for Good Reason(2)	Death or Disability	Involuntary Termination w/o Cause(3)	Change in Control (CIC)	Qualified Termination following CIC(4)
Severance/Cash(5)	NA	CEO and Chief Licensing Officer	NA	per Executive Severance Policy	NA	per Executive Severance Policy
Life, health & other benefits	NA	18 mths COBRA	Life Insurance/ Disability	CEO -18 mths COBRA NEOs - 12 mths COBRA	NA	24 mths COBRA
STIP	NA	Chief Licensing officer pro-rata	NA	Chief Licensing officer pro-rata	NA	100% STIP 200% STIP CEO
Deferred Compensation Plan(6)	As elected by Employee		Immediate lump sum payment	As elected by Employee	Immediate lump sum payment	NA
LTCP
Time-based RSUs(7)	Forfeit unvested awards		Pro-rata vesting		Awards must be assumed/ substituted by successor or vest in full	Vest in Full
PSUs(8)	Forfeit unvested awards		Pro-rata vesting of performance-based equity that is in its last year of the applicable performance period		Awards must be assumed/ substituted by successor or vest in full	Greater of Target or actual performance(9)
Performance-based options(8)	Forfeit unvested awards		Pro-rata vesting of performance-based equity that is in its last year of the applicable performance period		Awards must be assumed/ substituted by successor or vest in full	Greater of Target or actual performance(9)

(1)

The retirement of an NEO would trigger the distribution of such NEO’s deferred amounts under the deferred compensation plan, if applicable, in accordance with his or her applicable distribution elections.

(2)

If Mr. Chen resigns for Good Reason (outside a Change in Control period), as defined in the Chen Offer Letter, he is eligible for severance and benefits per the Executive Severance Policy and is also eligible for accelerated vesting pursuant to the terms of his equity award agreements. Ms. Hakoranta, pursuant to the terms of her employment agreement, is eligible for severance in the amount of 150% of base salary & pro-rata portion of STIP if she resigns for Good Reason, as defined in the 2017 Equity Plan.

(3)

Pursuant to the terms of the Chen Offer Letter and as applicable to the Executive Severance Policy, “Cause” is defined as follows: (i) acts or omissions constituting gross negligence, recklessness or willful misconduct with respect to Mr. Chen’s obligations to the company, in each case which results in material harm to the business or reputation of the company; (ii) willful and material breach of his Nondisclosure and Assignment of Ideas Agreement (“NDAIA”); (iii) a conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, any felony, or any crime of moral turpitude; or (iv) the willful neglect of duties as determined in the sole and exclusive discretion of the Board of Directors.
(4)

Qualified Termination following Change in Control occurs if terminated without Cause or for Good Reason within 24 months post Change in Control for Mr. Chen or within 12 months post Change in Control for other NEOs. Under the Executive Severance Policy, Change in Control has the same meaning as set forth in the company’s Equity Plan. Termination for Good Reason means the NEO’s resignation of employment with the company follows the occurrence of one or more of the following, in each case without the NEO’s consent: (i) a material diminution in the NEO’s base salary or in the NEO’s target bonus opportunity under the STIP as in effect for the year in which the termination occurs; (ii) a material diminution in the NEO’s title, authority, duties or responsibilities; (iii) a material failure to comply with payment of the NEO’s compensation; (iv) relocation of the NEO’s primary office more than 50 miles from the NEO’s current office; or (v) any other action or inaction that constitutes a material breach by the company of the Executive Severance Policy or the company’s NDAIA.

(5)

For a Qualified Termination of Mr. Chen, 200% of base salary and 18 months COBRA. For Ms. Hakoranta, if terminated for any reason other than summary dismissal, including resignation for Good Reason, eligible for severance in the amount of 150% of base salary & pro-rata portion of STIP. For other NEOs, per terms of Executive Severance Policy, 150% of base salary.

(6)

See “Aggregate Balance at Last FYE” column in “Nonqualified Deferred Compensation Table” for amounts payable for all NEOs. If an NEO’s employment terminates with the company for any reason, the NEO would receive a distribution of deferred amounts under the deferred compensation plan, including the vested portion of any company matching or discretionary contributions, in accordance with the NEO’s applicable distribution elections. However, in the event of a termination due to death, the NEO would receive the balance of deferred compensation account in a lump sum as soon as administratively practicable. In the event the NEO is involuntarily terminated by the company for Cause, the NEO would receive the balance of the deferred compensation account in a lump sum within 90 days of the date of termination. In the event of a Change in Control, as defined by the deferred compensation plan, the NEO would receive a distribution of the account balance in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the Change in Control.

(7)

If an NEO’s employment terminates due to death or disability or the NEO is terminated by the company without Cause, the NEO would be entitled to pro-rata vesting of all time-based RSUs. The pro-rata portion of each grant is determined by multiplying the total number of RSUs by a fraction equal to the number of days during the period beginning on the grant date or most recent vest date and ending on the original vesting date (“Restricted Period”) for which the NEO was employed by the total number of days during the Restricted Period. In the event of termination without Cause, the prorated vesting is conditioned upon the NEO’s execution of a release of claims in favor of the company within 60 days following termination of employment.

(8)

If an NEO’s employment is terminated by the company without Cause or by reason of the NEO’s death or disability during the last year of a Performance Period for performance-based RSUs or performance-based options, the performance-based RSUs or options will vest as to a prorated portion (based on the number of days the NEO was employed during the applicable performance period) of the number of RSUs or options that would have otherwise vested according to actual performance during the performance period. In the event of termination without Cause, the prorated vesting is conditioned upon the NEO’s execution of a release of claims in favor of the company within 60 days following termination of employment.

(9)	Outstanding performance-based equity awards were amended in 2024 to provide for vesting at the greater of target or actual performance in the event of termination following a Change in Control.

Post-Termination Obligations

Each of the NEOs is bound by certain confidentiality obligations, which extend indefinitely. In addition, each of the NEOs is bound by certain covenants protecting our right, title and interest in and to certain intellectual property that either has been or is being developed or created in whole or in part by the NEO.

Taxes

In the event that the payments made to an NEO upon termination constitute “parachute payments” pursuant to Section 280G of the Code, the Executive Severance Policy provides that the payments will be either (i) reduced to such lesser amount that would result in no amount being subject to excise tax or (ii) made in full, whichever produces the larger after-tax net benefit to the NEO. The Executive Severance Policy does not provide for an excise tax “gross-up.”

Potential Payments upon Termination or Change in Control

The following table reflects the potential payments and benefits that would be provided to each NEO upon: (i) Resignation or Retirement; (ii) resignation by Mr. Chen or Ms. Hakoranta for Good Reason unrelated to a Change in Control; (iii) termination due to disability or death; (iv) termination without Cause; (v) Change in Control of the company without a termination; and (vi) termination by the company without Cause or by Mr. Chen within two years of a Change in Control or by an NEO for Good Reason within one year of a Change in Control of the company.

The amounts shown assume that the termination (or the Change in Control in the case of (v)) was effective as of December 31, 2024, and the price per share used to calculate the value of the company’s stock awards was $193.72, the per share closing market price of our common stock on December 31, 2024. The amounts reflected are estimates of the amounts that would have been paid to the NEOs upon their termination pursuant to existing terms in place on December 31, 2024. In addition, note that the tables below do not take into account the cutback provision described above under “Termination Scenarios — Taxes.” As a result, the actual amounts paid could be lower than what is presented. The actual amounts to be paid can be determined only at the time the events described above actually occur.

	Voluntary Termination / Retirement		Resignation for Good Reason		Termination w/o Cause		Death or Disability		Change in Control (w/o Termination)	Change in Control (termination or resignation for Good Reason)
Lawrence Chen
Severance	—		1,420,000	(1)	1,420,000	(1)	—		—	1,420,000	(2)
STIP	—		—		—		—		—	1,491,000	(3)
Life, Health & Other Benefits	—		25,581	(4)	25,581		750,000/20,000	(5)	—	34,108	(6)
LTCP	—		24,241,257	(7)	24,241,257		24,241,257		—	71,699,479	(8)
Deferred Compensation Plan	8,863,196	(9)	8,863,196		8,863,196		8,863,196		8,863,196	8,863,196
Richard Brezski
Severance	—		—		660,000	(10)	—		—	880,000	(11)
STIP	—		—		—		—		—	330,000	(3)
Life, Health & Other Benefits	—		—		28,589	(12)	660,000/20,000	(5)	—	57,179	(6)
LTCP	—		—		4,694,260	(13)	4,694,260		—	13,228,607	(14)
Deferred Compensation Plan	707,846	(9)	707,846		707,846		707,846		707,846	707,846
Eeva K. Hakoranta
Severance	—		640,646		640,646				—	854,194
STIP	—		320,323	(15)	320,323	(15)			—	320,323	(3)
Life, Health & Other Benefits	—		4,545	(16)	4,545		9,350	(17)	—	9,090	(16)
LTCP	—		4,694,260	(13)	4,694,260		4,694,260			13,202,455	(14)
Deferred Compensation Plan	—		—		—		—		—	—
Rajesh Pankaj
Severance	—		—		735,000	(10)			—	980,000	(11)
STIP	—		—		—		—		—	367,500	(3)
Life, Health & Other Benefits	—		—		31,792	(12)	735,000/20,000	(5)	—	63,583	(6)
LTCP	—		—		10,607,546	(13)	10,607,546			21,487,361	(14)
Deferred Compensation Plan	—		—		—		—		—	—

	Voluntary Termination / Retirement	Resignation for Good Reason	Termination w/o Cause		Death or Disability		Change in Control (w/o Termination)	Change in Control (termination or resignation for Good Reason)
Joshua D. Schmidt
Severance	—	—	600,000	(10)			—	800,000	(11)
STIP	—	—					—	300,000	(3)
Life, Health & Other Benefits	—	—	9,479	(12)	600,000/20,000	(5)	—	18,957	(6)
LTCP	—	—	2,901,752	(13)	2,901,752		—	8,695,746	(14)

(1)

The amount represents a cash severance payment equal to 200% of Mr. Chen’s base salary in the case of resignation for Good Reason or termination without Cause, per the Terms of the Executive Severance Policy.

(2)

The amount represents a cash severance payment equal to two times the sum of Mr. Chen’s base salary in case of termination within twenty-four months of a Change in Control per the terms of the Executive Severance Policy.

(3)

The amount represents the NEO’s STIP paid out at target (or in the case of Mr. Chen at 200% of target) for resignation for Good Reason or termination without Cause within 12 months of a Change in Control (or in the case of Mr. Chen, 24 months).

(4)

The amount represents the value of health coverage pursuant to COBRA for a period of 18 months after termination on terms and conditions comparable to those most recently provided to Mr. Chen as of December 31, 2024, pursuant to the Executive Severance Policy.

(5)

The amount represents the payment prescribed under our basic term life insurance program calculated as follows: 1.5 times base salary, up to a maximum of $750,000 and the monthly benefit that would become payable under our executive long term disability plan in the event of termination due to disability on December 31, 2024, calculated as follows: 60% of NEO’s monthly earnings (i.e., pre-tax base salary and annual bonus), up to $10,000, and a supplemental monthly payment of up to $10,000. Monthly benefits would be payable until the earlier of (a) the date NEO ceases to be totally disabled or (b) NEO’s 65th birthday.

(6)

The amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to the NEO as of December 31, 2024, pursuant to the Executive Severance Policy.

(7)

This amount represents the value, at December 31, 2024, of the Mr. Chen’s outstanding performance-based RSUs and options granted for the 2022 LTCP cycle and time-based RSUs granted for the 2022, 2023 and 2024 LTCP cycles that would vest upon termination after resignation for good reason or due to disability, death or termination by the company without Cause. Pursuant to the terms of the awards, Mr. Chen would forfeit eligibility to receive any payout of performance-based RSUs or options granted for the 2021, 2023 and 2024 LTCP since a termination on December 31, 2024, would not be in the final year of the applicable performance periods. For time-based RSU awards, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU and option awards granted for the 2022 LTCP (the performance period for which ended December 31, 2024), the amount reflects the actual payout of 200% of target for the 2022 LTCP (based on actual performance over the performance period) prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest.

(8)

This amount represents the value, at December 31, 2024, of Mr. Chen’s unvested time-based RSUs and performance-based RSU and option awards granted for the 2021, 2022, 2023 and 2024 LTCPs that would vest upon termination (by us without Cause or by the NEO for Good Reason) within twenty four months following a Change in Control. All performance-based RSU and option awards would be paid out at the greater of target or actual performance. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest.

(9)

This amount represents the balance, at December 31, 2024, of the NEOs deferred compensation plan account (including matching contributions), which is payable (a) upon retirement, disability or his voluntary termination of employment with the company for any reason pursuant to the NEO’s deferral elections, (b) upon death, in a lump sum as soon as administratively practicable following his death, (c) upon an involuntary termination by the company, in a lump sum within 90 days of the date of termination and (d) upon a Change in control, in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the Change in control.
(10)	The amount represents cash payments under our Executive Severance Policy equal to 1.5 times an NEO’s base salary.
(11)	The amount represents cash payments under our Executive Severance Policy equal to two times an NEO’s base salary.
(12)

The amount represents the value of health coverage pursuant to COBRA for a period of 12 months after termination on terms and conditions comparable to those most recently provided to NEO as of December 31, 2024 pursuant to the Executive Severance Policy.

(13)

This amount represents the value, at December 31, 2024, of the NEO’s outstanding performance-based RSUs granted for the 2022 LTCP cycle and time-based RSUs granted for the 2022, 2023 and 2024 LTCP cycles that would vest upon termination due to disability, death or termination by the company without Cause. Pursuant to the terms of the awards, the NEO would forfeit eligibility to receive any payout of performance-based RSUs granted for the 2021, 2023 and 2024 LTCP since a termination on December 31, 2024, would not be in the final year of the applicable performance periods. For time-based RSU awards, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU award granted for the 2022 LTCP (the performance period for which ended December 31, 2024), the amount reflects the actual payout of 200% of target for the 2022 LTCP (based on actual performance over the performance period) prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest.

(14)

This amount represents the value, at December 31, 2024, of the NEO’s unvested time-based RSUs and performance-based RSUs awards granted for the 2021, 2022, 2023 and 2024 LTCPs that would vest upon termination (by us without Cause or by the NEO for Good Reason) within one year following a Change in Control. All performance-based RSU awards would be paid out at the greater of target or actual performance. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest.

(15)	This amount represents the pro-rata STIP payment that would be paid out upon resignation for Good Reason or termination without cause, pursuant to the terms of Ms. Hakoranta’s employment agreement.
(16)

This amount represents the annual cost of business travel insurance, health insurance and statutory group insurances which would be paid for 12 months upon termination without Cause or for 24 months upon termination without Cause or resignation for Good Reason within 12 months after a Change in Control.

(17)	This amount represents the statutory group life insurance benefit for which employees in Finland are entitled.

Pay Versus Performance
In accordance with rules adopted by the SEC, we provide the following disclosure regarding executive “Compensation Actually Paid” or “CAP” (as calculated in accordance with SEC rules) and certain company performance metrics for the fiscal years listed below. You should refer to our CD&A in this proxy statement for a complete description of how executive compensation relates to company performance and how the Human Capital Committee makes its decisions.

							Year-end value of $100 invested on 12/31/2019 in:
Year	Summary Compensation Table Total for Liren Chen(1) $	Summary Compensation Table Total for William Merritt(2) $	Compensation Actually Paid to Liren Chen(1)(3)(4)(5) $	Compensation Actually Paid to William Merritt(2)(3)(4)(5) $	Average Summary Compensation Table Total for Non-CEO NEOs(6) $	Average Compensation Actually Paid to Non-CEO NEOs(3)(4)(5)(6) $	IDCC $	Nasdaq Telecommuni- cations Total Shareholder Return $	Net Income (in millions) $	Adjusted EBITDA(7) (in millions) $	Revenue (in millions) $
2024	7,258,318	0	88,835,965	0	2,599,972	10,931,385	394.45	103.21	358.6	511.0	868.5
2023	4,773,160	0	20,846,309	0	1,951,371	4,854,811	217.89	90.96	214.1	345.2	549.6
2022	4,824,787	0	8,473,818	0	2,660,110	3,432,926	97.43	82.21	93.7	254.5	457.8
2021	10,824,838	1,570,440	19,400,708	(711,223)	1,426,410	2,407,304	137.72	112.44	55.3	208.0	425.4
2020	0	2,642,504	0	3,740,057	1,218,153	1,067,958	114.30	110.08	44.8	155.3	359.0

(1)	Liren Chen became CEO of the company on April 5, 2021.
(2)	William Merritt served as CEO until his retirement on April 5, 2021.
(3)	Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid include:

	2024		2023
	Liren Chen	Average Non-CEO NEOs	Liren Chen	Average Non-CEO NEOs
Total Compensation from Summary Compensation Table	$7,258,318	$2,599,972	$4,773,160	$1,951,371
Adjustments for Pension
Adjustment Summary Compensation Table Pension	$—	$—	$—	$—
Amount added for current year service cost	$—	$—	$—	$—
Amount added for prior service cost impacting current year	$—	$—	$—	$—

Total Adjustments for Pension	$—	$—	$—	$—
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(5,000,000)	$(1,500,000)	$(3,000,000)	$(1,389,000)
Year-end fair value of unvested awards granted in the current year	$33,316,224	$3,088,567	$3,746,424	$1,132,367
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$37,138,400	$6,302,507	$9,099,191	$2,496,089
Fair values at vest date for awards granted and vested in current year			$—	$21,016
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$16,123,023	$440,340	$6,227,534	$642,967
Forfeitures during current year equal to prior year-end fair value	$—	$—	$—	$—
Dividends or dividend equivalents not otherwise included in total compensation	$—	$—	$—	$—

Total Adjustments for Equity Awards	$81,577,647	$8,331,414	$16,073,149	$2,904,339

Compensation Actually Paid (as calculated)	$88,835,965	$10,931,385	$20,846,309	$4,854,811

	2022		2021			2020
	Liren Chen	Average Non-CEO NEOs	Liren Chen	William Merritt	Average Non-CEO NEOs	William Merritt	Average Non-CEO NEOs
Total Compensation from Summary Compensation Table	$4,824,787	$2,660,110	$10,824,838	$1,570,440	$1,426,410	$2,642,504	$1,218,153
Adjustments for Pension
Adjustment Summary Compensation Table Pension	$—	$—	$—	$—	$—	$—	$—
Amount added for current year service cost	$—	$—	$—	$—	$—	$—	$—
Amount added for prior service cost impacting current year	$—	$—	$—	$—	$—	$—	$—

Total Adjustments for Pension	$—	$—	$—	$—	$—	$—	$—
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(2,200,025)	$(1,575,024)	$(5,219,984)	$—	$(637,515)	$(1,083,348)	$(397,237)
Year-end fair value of unvested awards granted in the current year	$5,249,160	$1,866,893	$7,850,314	$—	$907,588	$2,102,469	$558,750
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$783,791	$532,141	$—	$(1,601,770)	$623,362	$611,174	$(569,990)
Fair values at vest date for awards granted and vested in current year	$—		$5,945,540	$—	$—	$681,993	$475,054
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(183,895)	$(51,194)	$—	$(679,893)	$87,459	$(1,214,735)	$(216,773)
Forfeitures during current year equal to prior year-end fair value	$—	$—	$—	$—	$—	$—	$—
Dividends or dividend equivalents not otherwise included in total compensation	$—	$—	$—	$—	$—	$—	$—

Total Adjustments for Equity Awards	$3,649,031	$772,816	$8,575,870	$(2,281,663)	$980,894	$1,097,553	$(150,195)

Compensation Actually Paid (as calculated)	$8,473,818	$3,432,926	$19,400,708	$(711,223)	$2,407,304	$3,740,057	$1,067,958

(4)	The following summarizes the valuation assumptions used for stock option awards included as part of Compensation Actually Paid:

•	Expected life of each stock option is based on the “simplified method” using an average of the remaining vest and remaining term, as of the vest/FYE date.

•	Strike price is based on each grant date closing price and asset price is based on each vest/FYE closing price.

•	Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/FYE date.

•	Historical volatility is based on daily price history for each expected life (years) prior to each vest/FYE date. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.

•	Represents annual dividend yield on each vest/FYE date.

(5)
Assumptions used in the valuation of equity awards for purposes of calculating Compensation Actually Paid were materially the same as at grant date, except for adjusting for expected performance of performance-based RSUs at each measurement date.

(6)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2024: Richard Brezski; Eeva Hakoranta; Rajesh Pankaj; Joshua Schmidt
2023: Richard Brezski; Eric Cohen, Eeva Hakoranta; Rajesh Pankaj; Joshua Schmidt
2022: Richard Brezski; Eric Cohen; Eeva Hakoranta; Rajesh Pankaj
2021: Richard Brezski; Eric Cohen; Eeva Hakoranta; Henry Tirri
2020: Richard Brezski; Richard Gulino; Kai Öistämö

(7)	Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for an explanation of this metric and a detailed reconciliation to the most directly comparable GAAP measure.

Most Important Performance Measures
In our assessment, the most important performance measures used to link CAP (as calculated in accordance with the SEC rules) to company performance are listed below. The role of each of these performance measures in our executive compensation program is discussed in the CD&A.

•	Adjusted EBIDTA

•	Revenue
Descriptions of
the Information
Presented in the Pay Versus Performance Table
The illustrations below compare CAP (as calculated in accordance with the SEC rules) and the following measures:

•	the company’s cumulative TSR and the Nasdaq Telecommunications Index’s cumulative TSR;

•	the company’s net income;

•	the company’s adjusted EBITDA; and

•	the company’s revenue.

CAP vs. TSR
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Compensation Actually Paid
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Total Shareholder Return
2020
2021
2022
2023
2024
PEO CAP
NEO CAP
Company TSR
Peer Group TSR

CAP vs. Net Income
Compensation Actually Paid
Net Income (dollars in millions)
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
$400
$350
$300
$250
$200
$150
$100
$50
$0
2020
2021
2022
2023
2024
PEO CAP
NEO CAP
Net Income

CAP vs. Adjusted EBITDA
Compensation Actually Paid
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Adjusted EBITDA (dollars in millions)
$600
$500
$400
$300
$200
$100
$0
2020
2021
2022
2023
2024
PEO CAP
NEO CAP
Adjusted EBITDA ($mil)

CAP vs. Revenue
Compensation Actually Paid
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Revenue (dollars in millions)
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
2020
2021
2022
2023
2024
PEO CAP
NEO CAP
Revenue

Chief Executive Officer Pay Ratio

We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform. The Human Capital Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The Human Capital Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2023 to that of the median of all other employees for that same period.

There were no significant changes to our global employee population in 2024 that would result in a significant change to our pay ratio disclosure, therefore, we will be using the same median employee to calculate this year’s ratio.

Our CEO’s total 2024 compensation, as set forth in the Summary Compensation Table above, was $7,258,318. The median employee’s total 2024 compensation was approximately $188,345, making our CEO’s pay in 2024 approximately 39 times the pay of our median employee.

The pay ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The median employee was identified in by determining the compensation for each employee using the following consistently applied compensation measures:

•	Annual Salary for fiscal year;

•	Annual incentive bonus target (i.e., STIP award); and

•	Grant date fair value of equity awards (or long-term cash compensation award) granted during fiscal year.

Our calculation includes all employees in the United States, Belgium, Canada, China, Finland, France and United Kingdom, as of December 31, 2024. We applied U.S. exchange rates to the compensation elements paid in non-U.S. dollars.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the company’s equity compensation plan information relating to the common stock authorized for issuance under the company’s equity compensation plans as of December 31, 2024:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))(2)
Equity compensation plans approved by InterDigital shareholders	2,131,128	$77.18	717,673
Equity compensation plans not approved by InterDigital shareholders(3)	—	—	—
Total	2,131,128	$77.18	717,673

(1)

Column (a) includes 607,019 shares of common stock underlying outstanding time-based RSU awards, 553,486 shares of common stock underlying outstanding performance-based RSU awards, 945,832 shares of common stock underlying outstanding stock options, and 24,791 dividend equivalents credited in respect of unvested RSU awards. Unvested performance-based RSUs and performance-based stock options assume a maximum payout of 200% of target. Because there is no exercise price associated with RSUs, these awards are not included in the weighted-average exercise price calculation presented in column (b). Dividend equivalents are paid in shares of common stock at the time, and only to the extent, that the related RSU awards vest.

(2)

On June 17, 2017, the company’s shareholders adopted and approved the 2017 Equity Plan. On June 2, 2021, the company’s shareholders adopted and approved an amendment to the 2017 Equity Plan approving an additional 1,780,000 shares available under the plan. The 2017 Equity Plan provides for grants of stock options, stock appreciation rights, restricted stock, RSUs, performance units, performance shares and incentive cash bonuses. Amounts reported relate to securities available for future issuance under the 2017 Equity Plan, as amended.

(3)	The company does not have any awards outstanding or shares remaining available for grant under equity compensation plans not approved by its shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

How many shares of the company’s common stock do the directors, director nominees, executive officers and certain significant shareholders own?

The following table sets forth information regarding the beneficial ownership of the 25,976,136 shares of our common stock outstanding as of March 31, 2025, except as otherwise indicated below, by each person who is known to us, based upon filings with the SEC, to beneficially own more than 5% of our common stock, as well as by each director, each director nominee, each NEO and all directors and executive officers as of the date of this proxy statement as a group. Except as otherwise indicated below and subject to the interests of spouses of the named beneficial owners, each named beneficial owner has sole voting and sole investment power with respect to the stock listed. None of the shares reported are currently pledged as security for any outstanding loan or indebtedness. If a shareholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of March 31, 2025, pursuant to SEC rules, we treat the common stock underlying those securities as beneficially owned by that shareholder, and as outstanding shares when we calculate that shareholder’s percentage ownership of our common stock. However, pursuant to SEC rules, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other shareholder.

	Common Stock
Name	Shares	Percent of Class
Directors and Director Nominees:
Derek Aberle	5,153	*
Samir Armaly	2,176	*
Joan H. Gillman(1)	2,341	*
S. Douglas Hutcheson(1)	—	—
John A. Kritzmacher	18,513	*
John D. Markley, Jr.	8,225	*
Jean F. Rankin	26,228	*
Named Executive Officers:
Richard J. Brezski(2)	68,447	*
Liren Chen(3)	532,298	2.0%
Eeva K. Hakoranta	20,030	*
Rajesh Pankaj	40,794	*
Josh Schmidt	17,036	*
All directors, director nominees and executive officers as a group (12 persons)(4)	741,241	2.8%
Greater Than 5% Shareholders:
BlackRock, Inc.(5)	4,390,364	16.9%
50 Hudson Yards New York, New York 10001
The Vanguard Group(6)	3,217,502	12.4%
100 Vanguard Boulevard Malvern, Pennsylvania 19355
Boston Partners(7)	1,415,765	5.5%
One Beacon Street, 30th Floor Boston, Massachusetts 02108

*	Represents less than 1% of our outstanding common stock.
(1)	Does not include shares of common stock that have vested but have been deferred.
(2)

Includes 1,958 shares of common stock beneficially owned by Mr. Brezski through participation in the 401(k) Plan, as of the most recently published account statement provided by the plan administrator.

(3)

Includes 389,529 shares of common stock that Mr. Chen has the right to acquire through the exercise of stock options. In addition to serving as our CEO, Mr. Chen is a current member of the board of directors and a director nominee.

(4)

Includes: 389,529 shares of common stock that all directors, director nominees and executive officers as a group have the right to acquire through the exercise of stock options and 1,958 shares of common stock beneficially owned by all directors, director nominees and executive officers as a group through participation in the 401(k) Plan.

(5)

As of December 31, 2023, based on information contained in the Schedule 13G/A filed on January 22, 2024 by BlackRock, Inc. With respect to the shares beneficially owned, BlackRock, Inc. reported that it has sole voting power with respect to 4,358,711 shares and sole dispositive power with respect to 4,390,364 shares.

(6)

As of December 29, 2023, based on information contained in the Schedule 13G/A filed on February 13, 2024 by The Vanguard Group. With respect to the shares beneficially owned, the Vanguard Group reported that it has shared voting power with respect to 48,864 shares, sole dispositive power with respect to 3,139,952 shares and shared dispositive power with respect to 77,550 shares.

(7)

As of September 30, 2024, based on information contained in the Schedule 13G filed on November 14, 2024 by Boston Partners. With respect to the shares beneficially owned, Boston Partners reported that it has sole voting power with respect to 1,306,770 shares and sole dispositive power with respect to 1,415,765 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Procedures

The company has a written statement of policy with respect to related person transactions that is administered by the Audit Committee. Under the policy, a “Related Person Transaction” means any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) between the company (including any of its subsidiaries) and a Related Person, in which the related person had, has or will have a direct or indirect interest. A “Related Person” includes any of our executive officers, directors or director nominees, any shareholder owning in excess of 5% of our common stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Related Person Transactions do not include certain transactions involving only director or executive officer compensation, transactions where the Related Person receives proportional benefits as a shareholder along with all other shareholders, transactions involving competitive bids, transactions involving certain bank-related services or certain other immaterial transactions.

Pursuant to the policy, a Related Person Transaction may be consummated or may continue only if:

•	The Audit Committee approves or ratifies the transaction in accordance with the terms of the policy; or

•

The chair of the Audit Committee, pursuant to authority delegated to the chair by the Audit Committee, pre-approves or ratifies the transaction and the amount involved in the transaction is less than $100,000, provided that, for the Related Person Transaction to continue, it must be approved by the Audit Committee at its next regularly scheduled meeting.

It is the company’s policy to enter into or ratify Related Person Transactions only when the Audit Committee determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the company, including but not limited to situations where the company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or where the company provides products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

In determining whether to approve or ratify a Related Person Transaction, the committee takes into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Transaction Involving Related Persons

Indemnification of Directors and Officers; Director Indemnity Agreements

We have Indemnification Agreements with certain of our directors and officers. Each Indemnification Agreement provides, among other things, that the company will, to the extent permitted by applicable law, indemnify each indemnitee if, by reason of such indemnitee’s status as a director or officer of the company, such indemnitee was, is or is threatened to be made a party to any proceeding, whether of a civil, criminal, arbitrational, administrative or investigative nature, against all expenses related thereto, including judgments, fines, penalties, excise taxes, interest and amounts paid in settlement and incurred by such indemnitee in connection with such proceeding, including attorneys’ fees). In addition, each of the Indemnification Agreements provides for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement, subject to certain exceptions. None of the Indemnification Agreements precludes any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including but not limited to, any rights arising under our governing documents, any agreement, board action or applicable law.

DELINQUENT SECTION 16(A) REPORTS

Based solely upon a review of filings with the SEC furnished to us and written representations that no other reports were required, we believe that, during and with respect to 2024, all of our directors and officers timely filed all reports required by Section 16(a), except for one Form 4 that was inadvertently filed one day late. The late Form 4 was filed on March 25, 2024 to report a grant of restricted stock units to Mr. Chen pursuant to the company’s 2017 Equity Incentive Plan in accordance with the company’s long-term compensation program.

OTHER MATTERS

How may shareholders make proposals or director nominations for the 2026 annual meeting?

Shareholders interested in submitting a proposal for inclusion in our proxy statement for the 2026 annual meeting may do so by submitting the proposal in writing to our Corporate Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727. To be eligible for inclusion in our proxy statement for the 2026 annual meeting, shareholder proposals must be received no later than December 26, 2025, and they must comply with all applicable SEC requirements. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.

Our bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board and shareholder proposals that are not submitted for inclusion in the proxy statement but that a shareholder instead wishes to present directly at an annual meeting. Shareholder proposals and nominations may not be brought before the 2026 annual meeting unless, among other things, the shareholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in our bylaws, and we receive the shareholder’s submission no earlier than February 11, 2026, and no later than March 13, 2026. However, if the date of our 2026 annual meeting is more than 30 days before or more than 60 days after the anniversary of our 2025 annual meeting, the submission and the required information must be received by us no earlier than the 120th day prior to the 2026 annual meeting and no later than the later of the 90th day prior to the annual meeting or, if later, the 10th day following the day on which we first publicly announce the date of the 2026 annual meeting. Proposals or nominations that do not comply with the advance notice requirements in our bylaws will not be entertained at the 2026 annual meeting. A copy of the bylaws may be obtained on the Investor Relations page of our corporate website or by writing to our Corporate Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727.

Who pays for the proxy solicitation costs?

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the proxy card and any additional materials furnished to shareholders. Copies of proxy solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners. Our directors, officers or regular employees may supplement solicitation of proxies by mail through the use of one or more of the following methods: telephone, email, telegram, facsimile or personal solicitation. No additional compensation will be paid for such services. For 2024, we have also engaged Alliance Advisors, LLC, a professional proxy solicitation firm, to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners for an anticipated fee of not more than $14,000.

What is “householding” of proxy materials, and can it save the company money?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Although we do not household for registered shareholders, a number of brokerage firms have instituted householding for shares held in street name, delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate Notice or annual report and proxy statement, please notify us by calling (302) 281-3600 or by sending a written request to our Corporate Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727, and we will promptly deliver a separate copy of our Notice or annual report and proxy statement, as applicable. If you hold your shares in street name and are receiving multiple copies of the Notice or annual report and proxy statement and wish to receive only one, please notify your broker.

How can I receive the annual report?

We will provide to any shareholder, without charge, a copy of our 2024 annual report on Form 10-K upon written request to our Corporate Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727. Our 2024 annual report and this proxy statement are also available online at http://ir.interdigital.com/FinancialDocs.

Will there be any other business conducted at the annual meeting?

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to in this proxy statement. If any other matter is properly brought before the annual meeting for action by shareholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

APPENDIX A

Adjusted EBITDA and Adjusted EBITDA margin are supplemental non-GAAP financial measures that InterDigital believes provide investors with important insight into the company’s ongoing business performance. InterDigital defines Adjusted EBITDA as net income attributable to InterDigital Inc. plus net loss attributable to non-controlling interest, income tax (provision) benefit, other income (expense) & interest expense, depreciation and amortization, share-based compensation, and other items. Other items include restructuring costs, impairment charges and other non-recurring items. Adjusted EBITDA margin is adjusted EBITDA over total revenues. These non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A detailed reconciliation of adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP financial measure is provided below.

	2020	2021	2022	2023	2024
Net income attributable to InterDigital, Inc.	$44,801	$55,295	$93,693	$214,069	$358,614
Net loss attributable to non-controlling interest	(6,860)	(13,107)	(1,632)	(3,016)	—
Income tax provision	(6,648)	15,368	25,502	23,557	70,802
Other income (expense), net & interest expense	23,875	13,650	32,953	(12,995)	10,096
Depreciation and amortization	81,041	78,193	78,571	77,792	69,913
Share-based compensation	10,442	28,736	22,127	35,741	45,966
Other items(a)	8,636	29,877	3,280	10,037	(4,361)

Adjusted EBITDA	$155,287	$208,012	$254,494	$345,185	$551,030
Adjusted EBITDA Margin	43%	49%	56%	63%	63%

(a)	Other items in the above table includes litigation fee reimbursements, impairments, restructuring costs, transactional costs and other non-recurring items.

Pro Forma EBITDA is a supplemental non-GAAP financial measure that InterDigital uses for compensation purposes as described in this proxy statement. InterDigital defines Pro Forma EBITDA as total revenues minus operating expenses plus depreciation and amortization, intellectual property enforcement costs, and other items. Other items include restructuring costs, impairment charges and other non-recurring items, as further described below. This non-GAAP financial measure may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A detailed reconciliation of Pro Forma EBITDA to the most directly comparable GAAP financial measure is provided below.

	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Total Revenues	$140,106	$105,518	$263,542	$223,493	$128,679	$252,802
Operating expenses	(86,453)	(80,193)	(159,804)	(89,587)	(89,337)	(90,276)
Depreciation and amortization	19,527	19,094	17,240	17,376	17,549	17,748
Intellectual property enforcement costs	13,226	12,277	19,744	15,345	12,867	8,215
Other items	—	—	—	—	—	—

Pro Forma EBITDA	$86,406	$56,696	$140,722	$166,627	$69,758	$188,489

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Total Revenues	$101,318	$124,657	$114,764	$117,055	$202,373	$101,591
Operating expenses	(71,133)	(74,757)	(82,927)	(78,461)	(83,112)	(78,215)
Depreciation and amortization	19,282	21,154	18,713	19,422	19,526	19,645
Intellectual property enforcement costs	10,584	11,412	10,906	11,504	13,853	9,433
Other items	542	2,738	—	—	2,500	—

Pro Forma EBITDA	$60,593	$85,204	$61,456	$69,520	$155,140	$52,454

A-1

Non-GAAP net income, Non-GAAP diluted earnings per share, and Non-GAAP weighted-average diluted shares are supplemental non-GAAP financial measures that InterDigital believes provides investors with important insight into the Company’s ongoing business performance. InterDigital defines Non-GAAP net income as net income attributable to InterDigital, Inc. plus share-based compensation, acquisition related amortization, depreciation and amortization, restructuring costs, impairment charges and one-time adjustments, losses on extinguishments of long-term debt, the related income tax effect of the preceding items, and adjustments to income taxes. Non-GAAP diluted earnings per share is defined as Non-GAAP net income divided by Non-GAAP weighted average diluted shares, which adjusts the weighted average number of common shares outstanding for the dilutive effect of the Company’s convertible notes, offset by our hedging arrangements. InterDigital’s computation of these non-GAAP financial measures might not be comparable to similarly named measures reported by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of each of these metrics to its most directly comparable GAAP financial measure is provided below.

	2020	2021	2022	2023	2024
Net income attributable to InterDigital, Inc.	$44,801	$55,295	$93,693	$214,069	$358,614
Share-based compensation	10,442	28,736	22,127	35,741	45,966
Acquisition related amortization	44,400	41,696	42,506	40,937	33,372
Other operating items(a)	8,636	29,877	3,280	10,037	(4,361)
Other non-operating items(b)	(5,502)	(10,900)	12,529	(14,115)	(1,989)
Related income tax and noncontrolling interest effect of above items	(12,175)	(25,465)	(16,892)	(16,496)	(15,327)
Adjustments to income taxes	(20,900)	(2,400)	(2,407)	(15,776)	(7,337)

Non-GAAP net income	$69,702	$116,839	$154,836	$254,397	$408,938

Weighted average dilutive shares - GAAP	30,776	31,253	30,485	28,102	29,711
Less: Dilutive impact of the Convertible Notes	—	—	—	538	2,393

Weighted average dilutive shares - Non-GAAP	30,776	31,253	30,485	27,564	27,318

Diluted EPS	$1.44	$1.77	$3.07	$7.62	$12.07
Non-GAAP EPS	$2.27	$3.73	$5.08	$9.23	$14.97

(a)	Other operating items in the above table includes litigation fee reimbursements, impairments, restructuring costs, transactional costs and other non-recurring items.
(b)

Other non-operating items in the above table includes net gains from observable price changes of our long-term strategic investments, losses on the extinguishment of debt, pension and debt revaluations, and other non-recurring non-operating items.

A-2

APPENDIX B

INTERDIGITAL, INC.

2025 EQUITY INCENTIVE PLAN

(subject to, and effective as of, approval at the 2025 annual meeting of shareholders)

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Incentive Cash Bonuses, and other stock or cash awards as the Administrator may determine.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board will be the Administrator.

(b) “Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award or Awards, the tax, securities, exchange control, and other laws of any jurisdictions other than the United States where Awards are, or will be, awarded under the Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Incentive Cash Bonuses, or other stock or cash awards as the Administrator may determine.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the shareholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of Shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities that own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) A change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets that occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:

(1) a transfer to an entity that is controlled by the Company’s shareholders immediately after the transfer, or

(2) a transfer of assets by the Company to:

a) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock,

b) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company,

c) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or

d) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(2)(d).

For purposes of this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h) “Code” means the Internal Revenue Code of 1986. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means InterDigital, Inc., a Pennsylvania corporation, or any successor thereto.

(l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent, Subsidiary or Affiliate to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Dividend Equivalent” means a credit, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(p) “Effective Date” shall have the meaning provided in Section 19.

(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common

Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other non-Trading Day, the Fair Market Value will be the price as determined under subsections (i) or

(ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of Shares for any reason other than the determination of the per Share exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently in the jurisdiction for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Full Value Award” means any Award that results in the issuance of Shares other than Options, Stock Appreciation Rights or other Awards that are based solely on an increase in value of the Shares following the grant date.

(v) “GAAP” means U.S. generally accepted accounting principles.

(w) “Incentive Cash Bonus” means an opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period specified by the Administrator, granted pursuant to Section 11. Each Incentive Cash Bonus represents an unfunded and unsecured obligation of the Company.

(x) “Incentive Stock Option” means an Option that is intended to qualify and does qualify as an incentive stock option within the meaning of Section 422 of the Code.

(y) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(aa) “Option” means a stock option granted pursuant to the Plan.

(bb) “Outside Director” means a Director who is not an Employee.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Participant” means the holder of an outstanding Award.

(ee) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ff) “Performance Share” means an Award denominated in Shares that may be earned in whole or in part upon attainment of any performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(gg) “Performance Unit” means an Award that may be earned in whole or in part upon attainment of any performance goals or other vesting criteria as the Administrator may determine and that may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(hh) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii) “Plan” means this 2025 Equity Incentive Plan.

(jj) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(kk) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm) “Section 16(b)” means Section 16(b) of the Exchange Act.

(nn) “Securities Act” means the Securities Act of 1933, as amended.

(oo) “Section 409A” means Section 409A of the Code.

(pp) “Service Provider” means an Employee, Director or Consultant.

(qq) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(rr) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

(ss) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(tt) “Trading Day” means a day on which the primary stock exchange or national market system on which the Common Stock trades is open for trading.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Sections 3(b) and 14(a) of the Plan, as of the Effective Date, the maximum number of Shares that may be issued pursuant to Awards granted under the Plan shall be 3,700,0001, less one (1.0) Share for every one (1.0) Share subject to Options or Stock Appreciation Rights

[1]	The 3,700,000 Shares reflects 408,476 Shares that remained available for grant under the 2017 Plan as of March 31, 2025, plus 3,291,524 newly authorized Shares.

granted under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”) after March 31, 2025 and prior to the Effective Date, and less two (2.0) Shares for every one (1.0) Share subject to a Full Value Award granted under the 2017 Plan after March 31, 2025 and prior to the Effective Date. Any Shares subject to Options or Stock Appreciation Rights shall be counted against the maximum Share limitation of this Section 3(a) as one (1.0) Share for every Share subject thereto. Any Shares subject to Full Value Awards shall be counted against the maximum Share limitation of this Section 3(a) as two (2.0) Shares for every Share subject thereto. The Shares that may be issued under the Plan may be authorized, but unissued, or reacquired Common Stock. After the Effective Date, no awards shall be granted under the 2017 Plan.

(b) Share Counting. Any Shares related to Awards, whether granted under this Plan or the 2017 Plan, that at any time on or after March 31, 2025, terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares (including but not limited to settlement of an Award at less than the target number of Shares), are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again (or, with respect to awards granted under the 2017 Plan, shall be added to the Shares available) for grant under this Plan. In addition, Shares related to Awards, whether granted under this Plan or the 2017 Plan, that at any time after March 31, 2025 are used to pay the withholding taxes related to any outstanding Full Value Award shall be available again (or, with respect to full value awards granted under the 2017 Plan, shall be added to the Shares available) for grant under this Plan. Notwithstanding the foregoing, the following Shares (whether subject to Awards granted under this Plan or the 2017 Plan) may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (ii) Shares used to pay the exercise price or withholding taxes related to any outstanding Options or Stock Appreciation Rights, or (iii) Shares reacquired by the Company with the amount received upon exercise of Options. Any Shares that again become available for Awards under the Plan pursuant to this Section shall be added as one (1.0) Share for every one (1.0) Share subject to an Option or Stock Appreciation Right and as two (2.0) Shares for every one (1.0) Share subject to a Full Value Award.

(c) Incentive Stock Options. Subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 200% of the sum of the aggregate Share number stated in Section 3(a) and, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

(e) Adjustment. The numbers provided in Sections 3(a) and 3(b) will be adjusted as a result of changes in capitalization and any other adjustments under Section 14(a).

(f) Substitute Awards. If the Administrator grants Awards in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or consolidated with the Company, the grant of those substitute Awards will neither decrease the number of Shares available for issuance under the Plan under Section 3(a) nor be added to the number of Shares available for issuance under the Plan under Section 3(b).

(g) Outside Director Limits. No Outside Director may, in any Fiscal Year, be paid cash compensation and granted Awards with an aggregate value (determined under GAAP with respect to Awards) greater than $750,000, except that such limit will be increased to $1,500,000 in the Fiscal Year (1) that an Outside Director serves as the independent Chair of the Board or as a lead independent director or (2) of his or her initial service as an Outside Director. Any cash compensation paid or Awards granted to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purpose of this limitation.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees may administer the Plan with respect to different groups of Service Providers. The Board may retain the authority to concurrently administer the Plan with a Committee and may revoke the delegation of some or all authority previously delegated.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(iv) Further Delegation. To the extent permitted by Applicable Laws, the Board or a Committee may delegate to one or more Officers the authority to grant Awards to Employees of the Company or any of its Subsidiaries who are not Officers, provided that the delegation must specify any limitations on the authority required by Applicable Laws, including the maximum number or value of Shares that may be subject to the Awards granted by such Officer(s). Such delegation may be revoked at any time by the Board or Committee. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Board or a Committee consisting solely of Directors, unless the resolutions delegating the authority permit the Officer(s) to use a different form of Award Agreement approved by the Board or a Committee consisting solely of Directors.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by or the value of each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan (provided that all forms of Award Agreement must be approved by the Board or the Committee of Directors acting as the Administrator);

(v) to determine the terms and conditions, consistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) subject to Section 4(e), to determine whether Awards will be adjusted for Dividend Equivalents;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Sections 4(d) and 20 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to the applicable limits in Section 6(b) of the Plan);

(x) to waive any terms, conditions or restrictions;

(xi) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

(xii) to delegate ministerial duties to any of the Company’s Employees;

(xiii) to authorize any person to take any steps and execute, on behalf of the Company, any documents required for an Award previously granted by the Administrator to be effective;

(xiv) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

(d) No Repricing or Cash Buyouts. Other than pursuant to Section 14(a), the Administrator shall not without the approval of the Company’s shareholders (i) reduce the grant price of any Option or Stock Appreciation Right after the date of grant, (ii) cancel any Option or Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (iii) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

(e) Dividends and Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Administrator, be entitled to receive Dividend Equivalents with respect to the number of Shares covered by the Award, as determined by the Administrator, in its sole discretion. The Administrator may provide that Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and shall provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, dividends or Dividend Equivalents with respect to an Award that is subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests. For the avoidance of doubt, dividend or Dividend Equivalents may not be granted in connection with an Option or Stock Appreciation Rights.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Cash Bonuses, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.

6. Stock Options.

(a) Annual $100,000 Limit on Incentive Stock Options. Notwithstanding the designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary of the Company) exceeds one hundred thousand dollars ($100,000), the portion of the Options falling within such limit will be Incentive Stock Options and the excess Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Term of Option. The term of each Option will be stated in the Award Agreement but will not exceed 10 years from the date the Option is granted. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option will be 5 years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted and subject to the provisions of this Plan, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value (as determined in good faith by the Administrator) on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(d) Exercise of Option. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator, subject to the provisions of this Plan, and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the Person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Each Award Agreement will specify the applicable post-termination exercise period following termination as a Service Provider.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. Subject to the provisions of this Plan, the Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement; provided, however that such dividends and distributions will be subject to the same restrictions on transferability and forfeitability (as applicable) as the Shares of Restricted Stock with respect to which they were paid, and the Company will hold such dividends and distributions until the restrictions on the Shares of Restricted Stock with respect to which they were paid have lapsed.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan in accordance with Section 3(b).

8. Restricted Stock Units.

(a) Grant of Restricted Stock Units. Subject to the terms of the Plan, Restricted Stock Units may be granted to Service Providers at any time and from time to time as determined by the Administrator.

(b) Restricted Stock Unit Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify such terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(e), will be left to the discretion of the Administrator.

(c) Vesting Criteria and Other Terms. Subject to the provisions of this Plan, the Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, regional, department, business unit, business segment, Affiliate, or individual goals (including, but not limited to, continued status as a Service Provider), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units.

(d) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(e) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(f) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and become available for grant under the Plan.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that Stock Appreciation Rights may not be granted with a per Share exercise price of less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(c) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the per Share exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof.

(e) Payment of Stock Appreciation Right Amount. A Stock Appreciation Right may not be exercised for a fraction of a Share. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the per Share exercise price; multiplied by

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof. Shares issued upon exercise of a Stock Appreciation Right will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until any such Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a shareholder will exist with respect to the Shares subject to a Stock Appreciation Right, notwithstanding the exercise of the Stock Appreciation Right. The Company will issue (or cause to be issued) any such Shares promptly after the Stock Appreciation Right is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, regional, department, business unit, business segment, Affiliate, or individual goals (including, but not limited to, continued status as a Service Provider), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made at the time(s) specified in the Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Incentive Cash Bonuses.

(a) Grant of Incentive Cash Bonuses. Subject to the terms of the Plan, Incentive Cash Bonuses may be granted to Service Providers at any time and from time to time as determined by the Administrator.

(b) Terms of Incentive Cash Bonuses. The Administrator, in its sole discretion, will determine the terms and conditions of each Incentive Cash Bonus, including (i) the target and maximum amount payable to a Participant as an Incentive Cash Bonus, (ii) the performance objectives and level of achievement versus these objectives that shall determine the amount of such payment, (iii) the term of the Performance Period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Cash Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator. The Administrator may set performance objectives based upon the achievement of Company-wide, regional, department, business unit, business segment, Affiliate, or individual goals (including, but not limited to, continued status as a Service Provider), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(c) Earning Incentive Cash Bonuses. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.

(d) Form and Timing of Payment. Payment of any earned Incentive Cash Bonus will be made in cash as soon as practicable after the date(s) determined by the Administrator.

(e) Cancellation. On the date determined by the Administrator, all unearned Incentive Cash Bonuses will be forfeited to the Company.

(f) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Cash Bonus on account of either financial performance or personal performance evaluations may, to the extent determined by the Administrator, be adjusted by the Administrator on the basis of such further considerations as the Administrator shall determine.

12. Leaves of Absence/Transfer Between Locations. All Awards granted under the Plan may be subject to any leave of absence policy that the Administrator may adopt prior to the grant of such Awards. The Company may condition approval of any such leave on a Participant agreeing to the terms of such leave of absence policy. In the absence of such a policy, unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence that is longer than one (1) year. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any Parent, Subsidiary, or Affiliate of the Company employing the Employee or (ii) transfers between locations of the Company or among the Company or any Parent, Subsidiary, or Affiliate of the Company. For purposes of Incentive Stock Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then 6 months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Transferability of Awards.

(a) General. Except to the limited extent provided in Section 13(b), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

(b) Limited Transferability. The Administrator may permit an Award (other than an Incentive Stock Option) to be assigned or transferred, in whole or in part, during a Participant’s lifetime: (i) under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation Section 1.421-1(b)(2); or (ii) to a “family member,” within the meaning of and in accordance with the instructions for Form S-8 promulgated under the Securities Act, to the extent such assignment or transfer is in connection with the Participant’s estate plan; or (iii) to the extent required by any Applicable Laws. Any individual or entity to whom an Award is transferred will be subject to all of the terms and conditions applicable to the Participant who transferred the Award, including the terms and conditions of the Plan and the applicable Award Agreement. If an Award is unvested, then the Participant’s status as a Service Provider will continue to determine whether the Award will vest and when the Award will expire. For the avoidance of doubt, in no event may Options be transferable to third-party financial institutions without shareholder approval.

14. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event that any extraordinary dividend or other extraordinary distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the Shares occurs (including, without limitation, a Change in Control), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. Except as set forth in this Section 14(c), in the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of Shares and prices. In taking any of the actions permitted under this Section 14(c), the Administrator will not be required to treat all Awards similarly in the transaction.

Except as otherwise set forth in an Award Agreement, in the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this Section 14(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit,

Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the merger or Change in Control.

For the purposes of this Section 14(c), an Award will be considered assumed if the Award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the merger or Change in Control. Any such cash or property may be subjected to any escrow applicable to holders of Common Stock in the merger or Change in Control. If, as of the date of the occurrence of the merger or Change in Control, the Administrator determines that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The amount of cash or property can be subjected to vesting and paid to the Participant over the original vesting schedule of the Award.

Notwithstanding anything in Section 14(c) to the contrary, an Award that vests, earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

The Administrator will have authority to modify Awards in connection with a merger or Change in Control: (i) in a manner that causes the Awards to lose their tax-preferred status; (ii) to terminate any right a Participant has to exercise an Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), so that following the closing of the merger or Change in Control, the Option may only be exercised only to the extent it is vested; (iii) to reduce the per Share exercise price of an Award in a manner that is disproportionate to the increase in the number of Shares subject to the Award, as long as the amount that would be received upon exercise of the Award immediately before and immediately following the closing of the merger or Change in Control is equivalent and the adjustment complies with U.S. Treasury Regulation Section 1.409A-1(b)(v)(D); and (iv) to suspend a Participant’s right to exercise an Option during a limited period of time preceding and or following the closing of the merger or Change in Control without Participant consent if such suspension is administratively necessary or advisable to permit the closing of the merger or Change in Control.

(d) Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares that would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units, Performance Shares, and Incentive Cash Bonuses, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, prorated based on the portion of the Performance Period that elapsed as of immediately prior to the Change in Control. All other terms and conditions with respect to such Awards with performance-based vesting will be deemed met.

15. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s employment tax obligations) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable

Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or a greater amount if that would not result in adverse financial accounting treatment, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.

(c) Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A) be determined to be payments from a nonqualified deferred compensation plan that are payable in connection with a Participant’s “separation from service” (as defined under Section 409A), that are not exempt from Section 409A as a short-term deferral or otherwise, then such payments, to the extent otherwise payable within six months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of additional taxes under Section 409A, will be paid in a lump sum on the earlier of the date that is the fifth business day of the seventh month after the Participant’s date of separation from service or the date of the Participant’s death. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. Participants shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

16. Forfeiture Events.

(a) All Awards under the Plan will be subject to recoupment under the Company’s current Clawback Policy (revised August 2023), as it may be amended or modified from time to time, and any subsequent clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 16(a) is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary, Parent, or Affiliate of the Company.

(b) The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant, whether before or after such termination of service, that would constitute cause for termination of such Participant’s status as a Service Provider.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company, or Parent, Subsidiary, or Affiliate of the Company, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Grant Date. The grant date of an Award will be, for all purposes, the date that the Administrator makes the determination granting such Award or may be a later date if such later date is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the grant will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon approval by the shareholders of the Company following its adoption by the Board (the “Effective Date”). It will continue in effect until terminated under Section 20, but no Incentive Stock Options may be granted after 10 years from the date the Plan is adopted by the Board.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board or Compensation Committee of the Board may amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

(c) Consent of Participants Generally Required. Subject to Section 20(d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant without a signed, written agreement between the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards awarded under the Plan prior to such termination.

(d) Exceptions to Consent Requirement.

(i) A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights; and

(ii) Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done:

(1) in a manner specified by the Plan,

(2) to maintain the qualified status of the Award as an Incentive Stock Option under Code Section 422,

(3) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422,

(4) to clarify the manner of exemption from Code Section 409A or compliance with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B), or

(5) to comply with other Applicable Laws.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and may be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Failure to Accept Award. If a Participant has not accepted an Award or has not taken all administrative and other steps (e.g., setting up an account with a broker designated by the Company) necessary for the Company to issue Shares upon the vesting, exercise, or settlement of the Award prior to the first date the Shares subject to such Award are scheduled to vest, then the Award will be cancelled on such date and the Shares subject to such Award immediately will revert to the Plan for no additional consideration unless otherwise provided by the Administrator.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within 12 months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24. Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SCAN TO INTERDIGITAL, INC. VIEW MATERIALS & VOTE w 200 BELLEVUE PARKWAY, SUITE 300 WILMINGTON, DE 19809-3727 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 10, 2025 for shares held directly and by 11:59 P.M. Eastern Time on June 8, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/IDCC2025 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 10, 2025 for shares held directly and by 11:59 P.M. Eastern Time on June 8, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V70831-P31063 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY INTERDIGITAL, INC. The Board of Directors recommends you vote FOR the election of each of the following nominees: 1. Election of Directors Nominees: For Against Abstain The Board of Directors recommends you vote FOR Against Abstain proposals 2, 3 and 4: 1a. Derek K. Aberle ! ! ! 2. Adoption and approval of the 2025 Equity Incentive Plan. ! ! ! 1b. Samir Armaly ! ! ! 3. Advisory resolution to approve executive compensation. ! ! ! 1c. Lawrence (Liren) Chen ! ! ! 4. Ratification of PricewaterhouseCoopers LLP as the ! ! ! independent registered public accounting firm of InterDigital, Inc. for the year ending December 31, 2025. 1d. Joan H. Gillman ! ! ! NOTE: THE UNDERSIGNED HEREBY ACKNOWLEDGES 1e. S. Douglas Hutcheson ! ! ! RECEIPT OF NOTICE OF THE 2025 ANNUAL MEETING OF SHAREHOLDERS, THE PROXY STATEMENT AND THE 2024 ANNUAL REPORT. 1f. John A. Kritzmacher ! ! ! 1g. John D. Markley, Jr. ! ! ! 1h. Jean F. Rankin ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

INTERDIGITAL, INC. 2025 Annual Meeting of Shareholders June 11, 2025 2:00 P.M. Eastern Time Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, Proxy Statement and 2024 Annual Report are available at www.proxyvote.com. V70832-P31063 INTERDIGITAL, INC. 2025 Annual Meeting of Shareholders To Be Held June 11, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of InterDigital, Inc., a Pennsylvania corporation, revoking all previous proxies, hereby appoints Richard J. Brezski and Joshua D. Schmidt, and each of them acting individually, with full power of substitution, as the proxies of the undersigned to vote, as indicated on the reverse side of this proxy card and in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof, and to vote in accordance with the recommendations of the Board of Directors on all matters as to which a choice is not specified by the undersigned shareholder, all shares that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of InterDigital, Inc. to be held on Wednesday, June 11, 2025, at 2:00 P.M. Eastern Time via the Internet at www.virtualshareholdermeeting.com/IDCC2025, and at any adjournment or postponement thereof. Record holders who attend the virtual Annual Meeting may vote via the Internet during the meeting; such vote will supersede this proxy. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side